As filed with the Securities and Exchange Commission on May 27, 2004
                                      An Exhibit List can be found on page II-4.
                                                   Registration No. 333-________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                          _____________________________
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          _____________________________

                               INVICTA GROUP INC.
                 (Name of small business issuer in its charter)

     NEVADA                          4700                       91-2051923
(State  or  other        (Primary Standard Industrial       (I.R.S.  Employer
Jurisdiction of           Classification Code  Number)      Identification  No.)
Incorporation  or
Organization)

                              9553 HARDING AVENUE
                           MIAMI BEACH, FLORIDA 33154
                                 (305) 866-6525
          (Address and telephone number of principal executive offices and principal place of business)


                    WILLIAM FORHAN, CHIEF EXECUTIVE OFFICER
                               INVICTA GROUP INC.
                              9553 HARDING AVENUE
                           MIAMI BEACH, FLORIDA 33154
                                 (305) 866-6525
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            GREGORY SICHENZIA, ESQ.
                            STEPHEN M. FLEMING, ESQ.
                      SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                        CALCULATION OF REGISTRATION FEE


Title of
each class       Amount        Proposed         Proposed
of Securities    to be         Maximum          Maximum            Amount of
to be            Registered    Offering Price   Aggregate          Registration
registered       (1)           Per Share        Offering Price     Fee
----------       ----------    ---------------  --------------     ------------

Common stock,
$.001 par value     300,000      $ .06  (3)     $   18,000           $    2.28

Common stock,    98,625,000      $ .06  (3)     $    5,917,500       $  749.75
$.001 par value     (2)
issuable upon
conversion of
debentures
----------       ----------    ---------------  --------------     ------------
Common Stock,     3,000,000      $1.00  (5)     $    3,000,000       $  380.10
$.001 par value     (4)
issuable upon
exercise of
warrants
----------       ----------    ---------------  --------------     ------------
Total           101,925,000                                          $1,132.13
----------       ----------    ---------------  --------------     ------------



(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures and the exercise of warrants held by the selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying convertible debentures to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on May 24, 2004, which was $.06 per share.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $1.00 per share to account for antidilution and price protection adjustments.

(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $1.00.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY  PROSPECTUS  SUBJECT  TO  COMPLETION,  DATED  MAY  27,  2004


                               INVICTA GROUP INC.
                              101,925,000 SHARES OF
                                  COMMON STOCK

     This prospectus relates to the resale by the selling stockholder of up to 101,925,000 shares of our common stock, including up to 98,625,000 shares of common stock underlying convertible debentures, up to 3,000,000 issuable upon the exercise of common stock purchase warrants and 300,000 shares of common stock. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholder may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

     Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "IVGA". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on May 24, 2004, was $.06.

INVESTING  IN  THESE SECURITIES INVOLVES SIGNIFICANT RISKS.   SEE "RISK FACTORS"
BEGINNING  ON  PAGE  4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2004.

     The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Invicta Group Inc., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                               INVICTA GROUP INC.

     We offer airline tickets and other travel-related products and services over the telephone and the Internet. The travel related services include hotel rooms, car rentals, cruises, casino packages and vacation packages. Our web sites are located at www.dontpayfullfare.com and www.casinoratedplayers.com. At these websites, Internet users can view and compare air fares and book airplane tickets, hotel rooms, car rentals, cruises, casino packages and vacation packages. In addition, as a result of our recent acquisition of Air Plan, Inc., we are now also engaged in the sale of discount tickets for international leisure travel. For the three months ended March 31, 2004, we generated revenues in the amount of $2,213,411 and a net loss of $474,776. In addition, for the year ended December 31, 2003, we generated revenue in the amount of $7,806 and a net loss of $905,402. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity our auditors, in their report dated April 13, 2003, have expressed substantial doubt about our ability to continue as going concern.

     Our principal offices are located at 9553 Harding Avenue, Suite 301, Miami Beach, Florida 33154, and our telephone number is (305) 866-6525. We are a Nevada corporation.



The  Offering

Common  stock offered
by selling stockholder                  Up  to  101,925,000  shares,  including
                                        300,000  shares  of  common stock, up to
                                        98,625,000  shares  of  common  stock
                                        underlying convertible debentures in the
                                        amount  of  $300,000,  up  to  3,000,000
                                        issuable upon the exercise of common stock purchase warrants at an exercise price of $1.00 per share, based on current market prices and assuming full conversion of the convertible debentures and the full exercise of the warrants
                                        (includes a good faith estimate of the shares underlying convertible debentures to account for market fluctuations).
                                        This number represents 65.4% of our then current outstanding stock.


Common stock to be outstanding
after the offering                      Up  to  155,642,279  shares

Use  of  proceeds                       We  will  not  receive any proceeds from
                                        the sale of the common stock. However, we will receive up to $3,000,000 upon exercise of the warrants by the selling stockholder. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. We will receive an aggregate of $300,000 in connection with the issuance of the convertible debenture to the selling stockholder. We will use the $300,000 for the general working capital purposes and the payment of professional fees.

Over-The-Counter Bulletin
Board Symbol                            IVGA


     The above information regarding common stock to be outstanding after the offering is based on 53,717,279 shares of common stock outstanding as of May 24, 2004 and assumes the subsequent conversion of our issued convertible debentures and exercise of warrants by our selling stockholder.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on April 27, 2004 for the sale of
(i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

The  investors  provided  us  with  an  aggregate  of  $300,000  as  follows:

-    $150,000  was  disbursed  to  us  on  April  27,  2004;  and
- $150,000 will be disbursed to us upon effectiveness of this registration statement, however, up to $50,000 will be retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

     The debentures bear interest at 7 %, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or
(ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

     The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

     On February 18, 2004, we entered into a Purchase Agreement with John Latimer and Karen Latimer, sole stockholders of Air Plan, Inc., a Pennsylvania corporation, whereby we acquired all of the issued and outstanding shares of common stock of Air Plan in exchange for 1,000,000 shares of common stock. Upon the closing of the transactions contemplated by the Purchase Agreement, Air Plan became our wholly owned subsidiary. In accordance with the Purchase Agreement, John and Karen Latimer were provided with piggy back registration rights for 300,000 the shares of common stock they received in connection with this acquisition.

                                  RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS  RELATING  TO  OUR  BUSINESS:
-----------------------------------

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, REQUIRING US TO SEEK ADDITIONAL SOURCES OF CAPITAL WHICH MAY NOT BE AVAILABLE, REQUIRING US TO CURTAIL OR CEASE OPERATIONS.

     We incurred net losses of $474,476 for the three months ended March 31, 2004 and $905,402 for the year ended December 31, 2003. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to establish significant sales of our services. Our possible success is dependent upon the successful development and marketing of our services and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. Based on our current funding arrangement with Golden Gate Investors, Inc., we do not anticipate that we will require additional funds to continue our operations for the next twelve months. In the event that our financing arrangement with Golden Gate Investors, Inc. is terminated or if we need additional financing, there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

IF  WE  ARE  UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE
HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

     Additional capital may be required to effectively support the operations and to otherwise implement our overall business strategy. However, there can be no assurance that financing will be available when needed on terms that are acceptable to us. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

     In their report dated April 13, 2003, our independent auditors stated that our financial statements for the year ended December 31, 2003 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of a loss for the year ended December 31, 2003 in the amount of $905,402 and stockholders deficit of $1,008,169 as of December 31, 2003. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

WE COULD LOSE OUR ACCESS TO DISCOUNTED AIRFARES OFFERED BY AIRLINE CONSOLIDATORS BECAUSE WE DO NOT HAVE WRITTEN AGREEMENTS WITH THESE AIRLINE CONSOLIDATORS.

     Our ontheflyfaring search engine includes access to unpublished air fares offered by airline consolidators. This access is a major factor in our ability to compete in the online travel industry. We do not have any written agreements assuring our continued access to airline consolidator fares. In the event we are unable to continue to access airline consolidator air fares, our competitive advantage, if we achieve any advantage, may be lost, and our viability adversely affected.

FOR ACCESS TO NON-PUBLISHED FARES, WE DEPEND ON TRAVEL SUPPLIERS WITH WHICH WE HAVE NO LONG-TERM OR EXCLUSIVE CONTRACTS AND MAY BE TERMINATED AT ANYTIME.

     Non-published fares represented about a large percentage of our airline gross bookings and total revenue, and we believe that our continuing ability to obtain non-published fares is key to our success. The business could be hurt by:

-    Refusals  by airlines to renew contracts for supply of non-published fares;

-    Lack  of  available  excess  capacity  for  an  extended  time  period;

-    Renewals  of  the  contracts  on  less  favorable  terms;  or

-    Cancellation  of  contracts.

     Non-published fares are tickets acquired from the airlines to resell to consumers at substantial discounts off published fares. The airlines sell us tickets at these non-published fares primarily to dispose of excess capacity without eroding published fare structures. We have contracts with more than 23 airlines that permit us to acquire non-published fares on routes designated in the contracts at specified prices. These contracts do not require airlines to provide a specific quantity of tickets or to deal with us exclusively. Although the terms vary, the typical contract is for a period from one to one and a half years, and many are cancelable on 30 days' notice or less. We have a consistent record of renewing these contracts, but airlines may decide not to do business with us or to dispose of excess capacity themselves or through others. At times in the past, airlines have renewed contracts with us on less favorable terms and this may continue to occur in the future. In addition, there may be times when they have less excess capacity to sell.

A LARGE PERCENTAGE OF OUR SALES OF NON-PUBLISHED FARES CURRENTLY COME FROM A LIMITED NUMBER OF SUPPLIERS.

     A large percentage of our non-published fares come from a few carriers. If one or more of these carriers were to discontinue to supply non-published fares to us, our business could be hurt. The percentages of non-published fare sales represented by leading carriers are likely to change from year to year depending upon a variety of factors, including the availability of excess capacity from each carrier and the breadth of routes on which non-published fares are available. We typically engage in ongoing discussions with existing carriers about increasing the routes available for sale of non-published fares. From time to time, we also discuss potential new relationships for the supply of non-published fares with carriers with whom we currently do not have contracts.

TRAVEL SUPPLIERS MAY BE ACQUIRED AND THEN NOT CONTINUE TO DEAL WITH OUR COMPANY.

     We believe that our continued ability to obtain non-published fares is key to our success. Because many of the contracts are short-term and can be cancelled on short notice, we depend on our relationships with our suppliers for a continued supply of non-published fares. We also depend on continuation of suppliers' policy of selling excess capacity through non-published fares. The acquisition of one of suppliers could hurt the relationship with that supplier and/or could change that supplier's policy of dealing with excess capacity.

A DECLINE IN LEISURE TRAVEL OR DISRUPTIONS IN TRAVEL GENERALLY COULD HURT BUSINESS.

     We earn almost all our revenue from the travel industry, particularly from leisure travel. Leisure travel is highly sensitive to personal discretionary spending levels and thus tends to decline during general economic downturns. In addition, other adverse trends or events that tend to reduce leisure travel are likely to hurt business. These may include:

-    political  instability;

-    regional  hostilities;

-    terrorism;

-    fuel  price  escalation;

-    travel-related  accidents;

-    bad  weather;  or

-    airline  or  other  travel  related  strikes.

     A number of airlines are currently in various stages of negotiation with unions representing their employees. If those negotiations fail and the unions select to strike or effect a slowdown, business could be harmed.

WE  FACE  ACTUAL  AND  POTENTIAL  COMPETITION  FROM  MANY  SOURCES.

     We compete in ticket sales against travel wholesalers, consolidators, online travel companies, airlines and travel agents based on price and the quality of service to the client. In the leisure travel market, it also competes against frequent flyer awards and charter flights. Increased competition may result in reduced operating margins, loss of market share and decreased brand recognition. Ultimately, we may not be able to compete successfully against current and future competitors.

     Among other factors, our success depends heavily on access to non-published fares, on brand recognition and on the ability of its systems to integrate our non-published fares with published fares to offer clients a broad choice. Some of our competitors, including the air carriers themselves, have longer histories, larger client bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. These competitors may be able to replicate the factors that make us successful. They may also enter into strategic or commercial relationships with larger, established and well-financed companies. Some of our competitors have agreements to buy non-published fares from major suppliers. For example, Priceline.com, Inc. signed an agreement to purchase non-published tickets from Continental, United and American Airlines and others and has granted warrants to purchase Priceline.com common stock to certain carriers, and Hotwire.com acquires non-published fares primarily from five domestic airlines that are its shareholders. Our competitors may be able to induce one or more of our suppliers of non-published fares, through pricing, equity or other incentives, to cease doing business with us, or to do business with us on less favorable terms. They might also be able to build strong brand recognition in the leisure travel market, through widespread advertising and other marketing efforts. Some of our competitors may be able to devote greater resources to marketing and promotional campaigns on the Internet. Competitors may also devote substantially more resources to website and systems development than we can. Any or all of these developments could bring heavy competitive pressures to bear our company.

OUR  COMPANY'S BRAND MAY NOT ACHIEVE THE BROAD RECOGNITION NECESSARY TO SUCCEED.

     Our company believes that we must establish, entrench and enhance our brand to continue to attract and expand business. Failure to entrench and enhance our brand could hurt business. The success of our brand will depend to a certain extent on its ability to establish and enhance advertising programs. The number of Internet sites that offer competing services increases the importance of establishing and maintaining brand name recognition. Many online sites already have well-established brands in online services or the travel industry generally. We intend to expand our advertising expenditure, including television and radio promotions, but these expenditures may not result in increased business activity or the desired enhancement of brand recognition. This could adversely affect results of operations.

OUR CURRENT AND PLANNED PERSONNEL, SYSTEMS, PROCEDURES AND CONTROLS MAY BE INADEQUATE TO SUPPORT PLANNED GROWTH, AND MANAGEMENT MAY NOT BE ABLE TO
IDENTIFY, MANAGE AND EXPLOIT EXISTING AND POTENTIAL MARKET OPPORTUNITIES SUCCESSFULLY.

     We may not be able to keep up with the industry's rapid technological and other changes. The industry in which we compete is characterized by:

-    rapid  technological  change;

-    changes  in  user  and  client  requirements  and  preferences;

-    frequent  new product and service introductions embodying new technologies;

-    the  emergence  of  new  industry  standards  and  practices;  and

- the emerging importance of the Internet and the proliferation of companies offering Internet-based products and services.

     These developments could render existing online sites and proprietary technology and systems to become quickly obsolete. Management's inability to modify or adapt infrastructure in a timely manner or the expenses incurred in making such adaptations could hurt business.

     As a result, we will be required to continually improve the performance, features and reliability of our services, particularly in response to competitive offerings. Our success will depend, in part, on our ability to enhance existing services and develop new services in a cost-effective and timely manner. The development of proprietary technology entails significant technical and business risks and requires substantial expenditures and lead-time. We may not be able to adapt successfully to client requirements or emerging industry standards. In addition, the widespread adoption of Internet, networking or telecommunications technologies or other technologies could require us to incur substantial expenditures to modify or adapt our services or infrastructure.

REGULATORY  AND  LEGAL  UNCERTAINTIES  COULD  HARM  OUR  BUSINESS.

     The United States and other governments heavily regulate certain segments of the travel industry. Accordingly, certain services offered by us are affected by such regulations. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and commercial online services could hurt our business.

     We are subject to federal regulations prohibiting unfair and deceptive practices. In addition, federal regulations concerning the display and presentation of information currently applicable to airline booking services could be extended to us in the future, as well as other laws and regulations aimed at protecting clients accessing travel services through an online or Internet service. In California, Hawaii and certain other states, we are required to register as a seller of travel, comply with certain disclosure requirements and participate in the state's restitution fund.

     We are also subject to regulations applicable to businesses generally and laws or regulations applicable to online and Internet commerce. Although currently, there are not many laws and regulations that directly apply to the Internet and commercial online services, it is possible that laws and regulations may be adopted with respect to the Internet or commercial online services covering issues such as user privacy, advertising, pricing, content, copyrights, distribution, antitrust and characteristics and quality of products and services. Further, the growth and development of the market for online and Internet commerce may prompt calls for more stringent consumer protection laws. Such laws would likely impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or commercial online services. In turn, this could decrease the demand for our products and services and increase our cost of doing business, or otherwise hurt our business.

     Moreover, in many states, there is currently great uncertainty whether or how existing laws governing property ownership, sales and other taxes, libel, personal jurisdiction, choice of law and privacy apply to the Internet and commercial online services. These issues may take years to resolve. For example, tax authorities in a number of states, as well as a Congressional advisory commission, are currently reviewing the appropriate tax treatment of companies engaged in online and Internet commerce, and new state tax regulations may subject us to additional state sales and income taxes.

RISKS  RELATING  TO  OUR  CURRENT  FINANCING  ARRANGEMENT:
----------------------------------------------------------

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

     As of May 24, 2004, we had 53,717,279 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 65,750,000 shares of common stock at current market prices, and outstanding warrants to purchase 3,000,0000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

     Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of May 24, 2004 of $0.06.

                                           Number          %  of
%  Below     Price Per   With Discount    of Shares     Outstanding
Market       Share         at 20%         Issuable         Stock
--------     ---------   -------------   -----------     -----------

25%            $.045        $.036         86,666,667          62.27%
50%            $.030        $.024        134,500,000          71.46%
75%            $.015        $.012        272,000,000          83.51%


     As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

     The convertible debentures are convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

     The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CONVERTIBLE DEBENTURES AND REGISTERED PURSUANT TO THIS
PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

     Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, subject to obtaining an increase in our authorized shares of common stock, we will allocate and register approximately 98,625,000 shares to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

     In May 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $300,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 7 % interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default could require the early repayment of the convertible debentures at a price equal to 125% of the amount due under the debentures. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS  RELATING  TO  OUR  COMMON  STOCK:
----------------------------------------

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

     Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR DIRECTORS AND EXECUTIVE OFFICERS BENEFICIALLY OWN APPROXIMATELY 57% OF OUR STOCK; THEIR INTERESTS COULD CONFLICT WITH YOURS; SIGNIFICANT SALES OF STOCK HELD BY THEM COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE; STOCKHOLDERS MAY BE UNABLE TO EXERCISE CONTROL.

     As of May 24, 2004, our executive officers, directors and affiliated persons beneficially owned approximately 57% of our common stock. As a result, our executive officers, directors and affiliated persons will have significant influence to:

-    elect  or  defeat  the  election  of  our  directors;
-    amend  or  prevent  amendment  of  our articles of incorporation or bylaws;
-    effect  or prevent a merger, sale of assets or other corporate transaction;
     and
- control the outcome of any other matter submitted to the stockholders for vote.

     As a result of their ownership and positions, our directors and executive officers collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

- that a broker or dealer approve a person's account for transactions in penny stocks; and
- the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

- obtain financial information and investment experience objectives of the person; and
- make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

- sets forth the basis on which the broker or dealer made the suitability determination; and
- that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants and we received an aggregate of $300,000 in connection with the issuance of the convertible debenture to the selling stockholder. We used the $300,000 for the general working capital purposes and the payment of professional fees. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock is quoted on the OTC Bulletin Board under the symbol "IVGA". For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.


         Period  Ending:             High  Bid         Low  Bid

         2003
         ----

         December  31,  2003           0.45              0.09

         2004
         ----

         March  31,  2004              0.26              0.09
         June   30,  2004*             0.12              0.06

*    As  of  May  24,  2004.


HOLDERS

     As of May 24, 2004, we had approximately 750 record holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Florida Atlantic Stock Transfer, 7310 Nob Hill Road, Tamarac, Florida 33321 (954) 726-4954.

     We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

-    discuss  our  future  expectations;
- contain projections of our future results of operations or of our financial condition; and
-    state  other  "forward-looking"  information.

     We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW
--------

     We began our business operations in July 2001 with advertising of discount air travel tickets in newspapers in South Florida, which resulted in limited sales beginning in September of that year. Although we introduced our web site, www.dontpayfullfare.com in January 2002, ticket sales have remained confined primarily to the telephone from inception to the date hereof. In early 2002, we initiated negotiations for the acquisition of our wholly owned subsidiary, Casino Rated Players, which was completed on July 15, 2002.

ACQUISITIONS
------------

     CASINO RATED PLAYERS began its operations in July 2000, with sales of airline tickets and tour packages. Casino Rated Players introduced its web site, www.casinoratedplayers.com , in March 2001 but did not generate any commission revenues from casinos during that year. During 2001 and 2002, Casino Rated Players revenues were derived almost entirely from sale of airline tickets and general travel packages, and not from what was intended to be its primary focus the sale of casino tour packages, which it did not have funding to advertise. During 2002, Casino Rated Players earned approximately $1,800 in casino commissions as a result of casino patrons who discovered casinoratedplayers.com by doing their own web searches. We intend to begin marketing Casino Rated Players casino travel packages in the month of June 2004 and expect casino travel package products and casino player commissions to become a significant part of our business.

     The acquisition of Casino Rated Players by our company was treated as a purchase in a reverse acquisition in which the subsidiary, Casino Rated Players, is the survivor for accounting purposes, even though our company is the survivor for legal purposes. We issued 13,151,000 of our shares in exchange for the issued and outstanding shares of Casino Rated Players held by that company's stockholders and an additional one million shares to Mr. Forhan in payment of $500,000 in accrued and unpaid compensation due to him from that company, which was valued at $.50 per share. Mr. Forhan joined the management of our company. Accordingly, the results of operations prior to July 15, 2002 presented in the financial statements and discussed below are the results of Casino Rated Players only, which commenced its business on January 27, 2000. The following table presents information to assist the reader in understanding the historical operations conducted by each of our company and Casino Rated Players, separately, even though the information for our company prior to the acquisition is excluded from the financial statements presented in this report as a result of the reverse acquisition accounting treatment.

                       INVICTA  GROUP           CASINO  RATED  PLAYERS
                       --------------           ----------------------

                  2001      2002      2003      2001      2002      2003
                --------  --------  --------  --------  --------  --------
Revenues        $      0  $  6,445  $  7,806  $439,234* $  1,800  $      0
Gross  profit   $      0  $  6,445  $  7,806  $ 33,315  $  1,800  $      0


* Primarily derived from sale of air travel and not the sale of casino packages.

     ISIP TELECOM GROUP .was acquired January 9, 2004 for 100,000 shares of restricted shares of our company valued at $.21 per share. ISIP provides the ability to make telephone calls worldwide using the internet, receiving clear reception at low rates. The platform is based on Cisco Powered network with a robust platform specifically designed to accommodate the delivery of IP-based communication services, includes long distance, IP phone and enhanced services. On February 25, 2004, we announced a strategic technology partner, Oronoco Networks Inc. Our VoIP services will be offered to Oronoco's 35,000 database customers. On April 29,2004 we announced we had finalized our interface with its "IPhone", a USB connected telephone, and are ready to start marketing our products in North and South America. Our intention is to market to the 25,000 travel agents that we have in our data base. The phone and service can be purchased online at www.isiptelecom.com
                       -------------------

     AIRPLAN INC was acquired February 18,2004 for $500,000 in our common stock and acceptance of $440,000 in debt. We issued 1,000,000 shares in connection with the acquisition. If the value of the stock is not $500,000 by August 18, 2004, we will be required to issue additional shares. Established in 1989, Air Plan is an international Airline Ticket Consolidator serving Europe, Asia, the Middle East, Africa and Australasian areas. Airplan has over 6,500 customers (travel agents) that buy airline tickets online 24/7. The management is lead by John Latimer, a 20 year veteran in the airline consolidator industry, John will remain as President of Airplan and report to David Scott, our COO.

     On March 19,2004, we announced the expansion into South America after signing contracts with two of South America's largest airlines. The contracts will be added to Airplan Inc.'s inventory of travel products on behalf of their 6,500 travel agents. TAM BRAZILIAN is South America's second largest airline servicing routes throughout Brazil, North America and the world. TAM currently operates an impressive fleet of 53 state-of-the-art airbus aircraft - the most modern fleet in operation in the industry today. AEROLINEAS ARGENTINAS services South America and the world, with routes to/from Asia, North America, Europe, and Australasia.

     Through Air Plan, we offer more than 2 million non-published airfares on more than 27 major airlines. We sell directly to travel agents through our Call Center. We intend to expand sales of discounted airline tickets to the travel agents (aka B2B) as well as immediately commence sales to the general public (aka B2C).

     The acquisition activity for the three months ended March 31, 2004 is summarized in the following table. Property, plant and equipment of approximately $534,000 will be depreciated on a straight-line basis over a 5 year life. Purchased intangible assets of approximately $535,000 will be amortized on a straight-line basis over lives ranging from 5 to 10 years (weighted average life of 8.8 years).


Three  Months  Ended
March  31,  2004  Activity
Assets  (Liabilities)                ISIP  Telecom,                     Total
At  Fair  Value                      Inc.            Airplan, Inc.    Activity
--------------------------           -------------   ------------    ----------

Cash and other current assets        $           -   $    362,925    $  362,925
Property, plant equipment - net                  -        534,112       534,112
Purchased  intangible  assets               10,000        525,078       535,078
Accounts payable and other
current  liabilities                             -       (922,115)     (922,115)
                                     -------------   ------------    ----------

Net  Assets  Acquired                $      10,000   $    500,000    $  510,000
                                     =============   ============    ==========

     Fair values were determined by management's estimates without independent appraisal.

NEW  SUBSIDIARY  STARTUP
------------------------

     LAS VEGAS EXCITEMENT INC. On March 15, 2004, we opened our Las Vegas office. We are setting up a inbound tour operation which will offer Las Vegas rooms, car rentals, air transportation, show tickets, limos, sightseeing tours and free rooms to casino qualified players; reservations can be made by phone or on the internet 24/7. The name of the newest subsidiary is "Las Vegas Excitement Inc." and can be found online at www.lasvegasexcitement.com. On April 5, 2004 Las Vegas Excitement Inc. entered into services agreements with 18 hotels in Las Vegas to provide hotel rooms for its packages. Las Vegas Excitement has also entered into arrangements with various sightseeing and tour operators who will provide tours by air, and motor coach and private limousines to the various sites in and around Las Vegas

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2004 COMPARED TO THREE MONTHS ENDED MARCH 31, 2003
--------------------------------------------------------------------------------

REVENUES

     Revenues for the quarter ended March 31 2004 were $2,213,411 as compared to revenues of $3,089 for the quarter ended March 31, 2003. The revenues in both periods were derived principally from the sale of airline tickets. The primary reason for the increase in 2004 over 2003 was the acquisition of Airplan Inc. Revenues of Airplan were driven principally by marketing to their 6,500 travel agents with Fax and Email communication of international airline seats on sale. Airplan also markets print ads in travel trade publications' generating new clients and revenues. Their revenues are generated from their B-2B website and their call center located in Pittsburgh, PA.

COST  OF  REVENUES

     Revenues are the gross sales earned from airline tickets and travel products, and the cost of revenues are the net fares charged by the airlines and travel suppliers. The net fare for first quarter 2004 was 94% of revenues. The competitive market place and airlines fare price wars has decreased gross operating profits margins from 9% to 6%. Management will seek to add new travel products: hotels, cruise, tour packages, and car rental services in an effort to increase margins and enhance revenues.

EXPENSES

     The majority of the selling, general and administrative expenses are comprised of professional fees of $42,811, the market awareness campaign totaling $235,000, and salaries of $90,000. The total selling, general and administrative expenses for the three months ended March 31, 2004 were $602,597, which was an increase of $456,611 as compared to $145,986 for the three months ended March 31, 2003.

NET  LOSSES

     Net loss increased for the first quarter ended March 31, 2004 to $474,776 and the loss per share was $0.01compared to a net loss of $142,897 and a net loss per share $0.005 for the first quarter March 31, 2003. The increase in loss was principally due to professional fees of $42,811 and $235,000 cost for the market awareness program.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2002
--------------------------------------------------------------------------------

REVENUES

     Revenues for the year ended December 31 2003 were $7,806 as compared to revenues of $8,245 for the year ended December 31, 2002. The revenues in both periods were derived principally from the sale of airline tickets. The primary reason for the decrease in 2003 over 2002 was the reduction of advertising. Revenues in 2002 were driven principally by marketing in the Sunday Travel section of the Miami Herald newspaper and in 2001 by yellow page and outdoor advertising. Revenues are commissions on air tickets booked directly with airlines (eight percent), on hotel and motel rooms (eight to sixteen percent), on rental cars (ten percent), on cruises (sixteen to eighteen percent) and casino based travel (as described below). Revenues on air travel tickets purchased through airline consolidators are booked at the commission earned, not the gross sales price. We believe that an increase in our marketing expenditures will generate additional revenues.

     Revenues are the net amount earned from airline tickets, car rentals, cruises and travel products. Revenues are the commission earned from these sources; resulting in revenues between 8% and 18% of the cost of the product sold to the consumer.

EXPENSES

     The major components of selling, general and administrative expenses for the twelve months ended December 31, 2003 and the twelve months ended December 30, 2002, in round numbers, are set forth in the following table.


                                     Year  ended            Year  ended
                                 December  31,  2002    December  31,  2003
                                 -------------------    -------------------
Advertising                          $  17,200               $   6,642
Executive  compensation              $ 342,000               $ 360,000
Professional  fees                   $  25,600               $ 155,640
Amortization  and  depreciation      $  24,500               $  33,265
Automobile  expense                  $  12,100               $  16,478
Insurance                            $   7,400               $   5,316
Rent                                 $  21,600               $   8,544
Telephone                            $  12,100               $  14,202
Asset  Impairment                                            $  95,000
Marketing                                                    $ 116,837
Misc.  General  Administrative       $  85,782               $ 101,284


     The major components of expenses are general and administrative expense. The results for the twelve months ended December 31, 2003 were expenses of $905,402 versus expenses of $548,282 for December 31, 2002. The additional costs in 2003 are professional fees ($155,640) for the SB-2 registration and financial reports, and the market awareness campaign totaling $116,837.

     Executive compensation has been accrued and not paid in 2001, 2002 and 2003. We made the acquisition of our ontheflyfaring software, custom Internet search engine software, from an unrelated third party for two million shares of our common stock valued at $100,000. We expect to purchase another software package for $40,000 cash and $35,000 of stock in the near future. We expect to have ongoing software development costs incurred under contracts with various software and website developers for the enhancement of its existing software and website platforms.

NET  LOSSES

     Net loss increased for the year ended December 31, 2003, to $905,402 compared to a net loss of $540,037 for the 2002 fiscal year. The increase in loss in year 2003 compared to 2002 was principally due to additional professional fees of $155,640, compared to $25,600 in 2002, plus additional expenses incurred in 2003 including $116,837 marketing of our company and the write off of an asset of $95,000 in 2003. The asset written off was the value of the software "ontheflyfaring". Our auditors decided to write off the asset because it was not able to generate revenues in 2003.

LIQUIDITY  &  CAPITAL  RESOURCES
--------------------------------

     At March 31, 2004 and 2003, our current ratios are .372% and .007%, respectively. We have not generated sufficient revenue in any period to carry our costs of operations, realizing a negative cash flow from operations of $191,582 for the first quarter 2004 compared to a negative cash flow of $17,418 for March 31, 2003. We have derived our liquidity principally from a loan from Mr. Forhan in the amount of $320,671 in 2000, the sale of our common stock by our company and Casino Rated Players for an aggregate of $493,700 in 2000 thru 2002, $76,800 raised in 2003 from the sale of common stock, deferred executive compensation of $668,250 through December 31, 2003 and $503,595 equity funding from the sale of 5,400,000 shares of common stock in the first quarter of 2004.

     We owes $302,703 to Mr. Forhan and $41,443 to David Scott in loan repayments. We will not make any payments to Mr. Forhan or Mr. Scott of deferred compensation or repayment of loans until we have obtained more than $1 million from the sale of our shares.

CAPITAL  RESOURCES:
-------------------

     We anticipate generating cash to continue our operations either though private sales of our common stock or from capital contributions from our officers and/or directors. In addition, we hope to reach levels of revenue sufficient to meet our operating costs. There is no guarantee that we will be able to reach these levels or generate cash through the sale of our common stock.

     Our ability to continue as a going concern is dependent upon several factors. These factors include our ability to:

-    generate  sufficient  cash flows to meet our obligations on a timely basis;
-    obtain  additional  financing  or  refinancing  as  may  be  required;
-    aggressively  control  costs;  and
-    achieve  profitability  and  positive  cash  flows.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investors in May 2004 for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock.

     This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants. Golden Gate Investors, Inc. provided us with an aggregate of $300,000 as follows:

-    $150,000  was  disbursed  to  us  in  May  2004;  and
- $150,000 will be disbursed upon effectiveness of this registration statement of which $50,000 will be retained for services provided to our company by various professionals.

     The debentures bear interest at 7 %, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or
(ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

     Golden Gate Investors, Inc. has contractually committed to convert not less than 5.0% of the original face value of the debenture monthly beginning the month after the effective date of the Registration Statement. Golden Gate Investors, Inc. is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 5% of the warrants per month after the effective date of the Registration
Statement. In the event that Golden Gate Investors breaches the minimum restriction on the debenture and warrant, Golden Gate Investors, Inc. will not be entitled to collect interest on the debenture for that month. If Golden Gate Investors, Inc. submits a conversion notice and the volume weighted average price is less then $.05 per share, then we will be entitled to prepay the portion of the debenture that is being converted at 150% of such amount. If we elect to prepay, then Golden Gate Investors, Inc. may withdraw its conversion notice.

     Golden Gate Investors, Inc. has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of our common stock.

     In the event that the registration statement is not declared effective by the required deadline, Golden Gate Investors, Inc. may demand repayment of the Debenture of 125% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to Golden Gate Investors, Inc. 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If Golden Gate Investors, Inc. does not elect to accelerate the debenture, we are required to immediately issue to Golden Gate Investors, Inc. 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

                                    BUSINESS

OVERVIEW

     We began our business in July 2000 by offering airline tickets and other travel-related products and services over the telephone and have expended to offering them over the Internet. The travel related services include hotel rooms, car rentals, cruises, casino packages and vacation packages. Our websites are located at www.dontpayfullfare.com and www.casinoratedplayers.com. At these websites, Internet users can view and compare air fares and book airplane tickets, hotel rooms, car rentals, cruises, casino packages and vacation packages. As the on-line travel services industry continues to evolve and mature, we believe consumers will increase their patronage of easy-to-use web sites that provide a broad range of travel services, including transportation, accommodations, activities, travel packages and travel-related content, as well as the ability compare prices. Our "ontheflyfaring" proprietary search engine software includes these features. This software searches domestic and international published airfares and air consolidators' unpublished databases. Based on its search of the published and unpublished airfares, the software automatically calculates the price offered to the Internet user which is between our cost and the price the Internet user could obtain from most other sources on the Internet with whom we compete, including fares offered directly by the air carriers, and it does this at a level which is designed to optimize our markup within the range between our cost and our competitors' pricing. In addition, with our acquisition of Air Plan, Inc., we are now engaged in the slae of discount tickets to the airline industry.

DONTPAYFULLFARE.COM

     Our Internet website is located at www.dontpayfullfare.com. Visitors to our website are greeted by a home page, from which users can select the type of travel product they desire. By clicking the desired menu item, visitors are guided through a series of screens that enable them to select the particular travel product(s) they are seeking and dates on which they desire to travel. Once the desired selections are made, visitors can obtain pricing information and make reservations for their selections. Payment can be made by most major credit cards.

     Our web site was designed and is maintained for it by an independent third party, whose services our web site on an as-needed basis, at prevailing hourly rates. The website is updated on a continuing basis to ensure that offerings are current. We have expended approximately $35,000 on development of dontpayfullfare.com. Other than costs of maintenance and enhancement, we do not anticipate expending any substantial amounts or hours on web site development in the future.

     Our dontpayfullfare.com website offers the following products and services to visitors:

- Air Line Tickets - Visitors can view and compare fares and purchase tickets for domestic and international flights. We display airfares offered by major airline carriers worldwide.
- Hotel Accommodations - Visitors can select hotel accommodations by selecting their destination country, state/province and city, and viewing a list of properties available on the dates selected. We offer hotel reservations through an affiliate program of CNG Group that enables us to sell hotel rooms online, worldwide.
-    Car  Rentals  -  Our  website  offers car rental services through Alamo Car
     Rental.
- Cruises - We offer cruises from all of the major cruise lines including Crystal Cruise Lines, Carnival Cruise Lines, Norwegian Cruise Lines and Royal Caribbean Lines. We utilize a third-party cruise booking engine.
- Casino Packages - We offer discounted casino tour packages to website customers, and complementary rooms and suites to qualified players through our Casino Rated Players website.

     Our access to the operators of global reservation systems is based on our participation in the travel industry. These products and services are available to us through the personal relationships Mr. Scott has developed over his years in the travel industry. None of these relationships are reflected in written agreements. Our primary reliance on informal relationships which Mr. Scott maintains based on his many years of involvement in the travel industry and his personal relationships with the airline consolidators with which he does business, rather than written agreements, for access to airline consolidators and other services makes us vulnerable to loss to such access. We offer hotel accommodations to our customers under CNG Group's standard affiliate contract. We also offer car rentals to our customers provided by Alamo Car Rental under that company's standard affiliate contract. In the case of both hotel bookings and car rentals, we are paid the standard commission under the respective affiliate agreements.

ONTHEFLYFARING  (TM)

     Increasingly, in the competition for the travel customer, price and selection are the overwhelming factors in the decision to purchase. For this reason, airline consolidators have become increasingly popular sources for last minute and price conscious consumers. Airline consolidators contract for excess capacity and unsold seats from scheduled air carriers and resell those seats to travel agency customers at a markup generally specified by the travel agency on a ticket by ticket basis. There are currently about thirty large airline consolidators in the United States. The airline consolidators negotiate contracts for discounts directly with the air lines and suppliers of travel products and services. These contracts are difficult to obtain and are significant barriers to entry into the consolidation market. Access to consolidator air fares is critical to positioning us to effectively compete in the travel market. We have purchased our ontheflyfaring search engine from an unrelated third-party software developer. The core of our web site software is the "ontheflyfaring" search engine. This search engine provides us with access to airfares from published sources and from unpublished sources not available to the general public. dontpayfullfare.com displays these prices adjusted for our markup. Unpublished prices are generally those offered by airline consolidators. Airline consolidators are a major source of seats for our customers.

     Ontheflyfaring searches AirPlan of Pittsburgh, Pennsylvania, which we recently acquired, and Picasso of Los Angeles, California. We have maintained a relationship with Picasso based on Mr. Scott's long association with the operators of these organizations. The system enables ontheflyfaring to search up to fifteen data bases for fares. Tickets purchased by our customers are booked through global reservation systems, including WorldSpan, Amadeus and Sabre. We have an arrangement with a ticket fulfillment house, Global Marine, for tickets booked through Amadeus. For a flat fee per ticket, the fulfillment house issues the physical ticket upon our instruction and mails the ticket to our customer.

AIR  PLAN

     Through our acquisition of Air Plan, we are now engaged in the sale of discount tickets for international leisure travel. A majority of Air Plan's gross bookings have historically come from the sale of non-published fares, which Air Plan acquires from airlines and resells to the travel industry at a profit. We purchase non-published fares only when we resell them to clients, so that we have no inventory carrying costs. On these fares, we set our resale prices to meet the demands of leisure travelers who are looking for the lowest price. We also sell published fares for which we receives commissions from the airlines. Sales of non-published fares generally carry higher margins as a percentage of gross bookings than commissions on published fare bookings.

     Air Plan's revenue historically has been generated by ticket sales through one call center. In April 2002, Air Plan broadened its ticket distribution by offering online booking. We believe online gross bookings and online revenue will represent an increasing portion of gross bookings and revenue in future periods.

Products  and  Services
-----------------------

     Leisure Airline Tickets. Though our wholly owned subsidiary, we have the right to acquire non-published fares pursuant to contracts from carriers. We then resell these tickets at profit margins. The prices we offer to clients are generally at a substantial discount to published fares. We purchase these fares only when we resell them to clients, so that it does not have inventory carrying costs. Our non-published fares are not available to consumers directly from the airlines and are not published, except as advertised by us or other companies that offer similar discount tickets. Availability of non-published fares varies from route to route based on availability from the airline carriers. We currently offer approximately 2 million non-published fares at any given time, covering most major international routes. We sell these tickets with limitations and restrictions that make them unappealing for full fare travelers, who seek the convenience of tickets that can be exchanged or canceled and do not have advance purchase or minimum stay requirements.

     For clients who are unable to find a non-published fare for a particular itinerary, Air Plan also offers a full menu of regularly published fares. For published fares, we receive commissions on gross bookings. We receive commissions from a select group of carriers, and with many carriers, receives a higher commission if it has negotiated more favorable commission rates. In addition, we frequently benefit from performance-based override commissions.

     Call Center Operations. We have approximately 20 reservation agents and other call center employees at our call center. Reservation agents at this call center receive all in-bound calls to our toll free number. On average, the call center receives approximately 400 calls per day. Reservation agents currently conduct fare searches for requested itineraries, sell airline tickets, and explain rules and restrictions applicable to fares and ticket delivery details. We use an intelligent call routing and interactive voice response technology that enables callers to direct inquiries in an automated phone-based environment. By automating caller activities, we seek to maximize agent productivity.

     Internet Operations. We have begun accepting online reservations and provides ticketing service through our website at "www.airplan.com." On the website, travel agents can access information on schedules, availability and non-published fares and book their own travel arrangements at their convenience. The web site is designed to provide travel agents with quick, efficient and flexible service in a manner that facilitates comparison-shopping. Air Plan's online service automates the processing of client orders, interacts with the systems of third-party travel suppliers, and allows Air Plan to gather, store and use client and transaction information in a comprehensive and cost-efficient manner. The web site requires users to complete a profile before searching for fares. The web site permits Air Plan to expand its client base through better service while reducing transactional costs. The web site contains customized software applications that interface the website with an electronic booking system and database that allow reservation agents to see what the user is seeing.

Strategic  Relationships
------------------------

     Airline Relationships. Air Plan currently has contracts with more than 20 airlines. For the year ended December 31, 2003, approximately 90% of sales of non-published fares came from tickets acquired from 10 airlines. Air Plan sells non-published fares purchased under these contracts, with minimum stay and advance purchase requirements, as non-refundable, non-endorsable and non-changeable tickets and some without frequent flyer mileage or upgrades. Generally, the airline contracts range from one to one and a half years in length and can be cancelled on short notice. None of these carriers has any obligation to renew the contracts at their expiration. Management believes that Air Plan's track record of selling excess capacity without compromising the airlines' fare structures provides a strong incentive for the airlines to continue to use Air Plan for the sale of International non- published fares. Although Air Plan has a consistent history of renewing its contracts, there are no assurances that any one or several of them will be renewed.

     SABRE Relationship. SABRE is a world leader in the electronic distribution of travel-related products and services and is a leading provider of information technology solutions for the travel and transportation industry. SABRE's electronic booking system and database contains flight schedules, availability, and published fare information for more than 440 airlines, 50 auto rental companies, 47,000 hotel properties, and dozens of railways, tour companies, passenger ferries, and cruise lines located throughout the world. Through the SABRE reservations system, Air Plan offers millions of published airfares, including those of all major domestic and international commercial airlines.

CASINO  RATED  PLAYERS

     On July 15, 2002, we acquired Casino Rated Players. At our website, www.casinoratedplayers.com, we offer gamblers with a history of gaming activity the opportunity to visit casino properties in the United States and the Caribbean Islands, and to obtain complementary rooms, meals and other services. The availability and extent of complementary products and services is dependent upon the gaming history of the player. In general, we are compensated by the casino owner/operator based upon a percentage of the players' betting activity. The percentage of our compensation varies from casino to casino generally between ten and fifteen percent of the player's estimated average bet per hand multiplied by the estimated number of hands per hour of play in domestic casinos and ten to fifteen percent of the player's estimated loss at foreign casinos.

     Membership is free; however, if a guest fails to wager at the casino in which he is booked, he will be charged a room fee. Members of Casino Rated Players can obtain reservations at over forty casinos identified on www.casinoratedplayers.com. In addition, our website at www.dontpayfullfare.com
--------------------------
includes  access  to  the  products  and  services  of  Casino  Rated  Players.

     Our web site was designed and is maintained for us by an independent third party, whose services we secured on an as-needed basis, at prevailing hourly rates. The website is updated on a continuing basis to ensure that offerings are current. We have expended approximately $82,000 on development of casinoratedplayers.com. Other than costs of maintenance and enhancement, we do not anticipate expending any substantial amounts or hours on web site development in the future.

MARKETING

     The marketing plan for our travel related services is principally print advertising in the travel section of Sunday newspapers. The marketing plan for Casino Rated Players includes advertising in the travel section of Sunday newspapers, but also includes direct mail and email to online gamblers.

GROWTH  THROUGH  ACQUISITIONS

     We intend to grow our business, in part, by acquiring one or more airline consolidators, of which we already have acquired one, and companies who represent and market casino vacation packages. The typical acquisition target will be an established business with a track record of profits or customer base and strategic relationships which our management believes can become profitable. In general, these figures would initially be annual revenues of $1 million for an airline consolidator and of $500,000 for a casino representative company. We may consider subsequent acquisitions with lower annual revenues. We believe that direct ownership of companies offering these products and services will improve its gross margin.

     We anticipate that acquisitions would involve primarily or entirely exchanges of stock. We believe that such acquisitions will not involve a change in our management or control, although we anticipates they will involve additions to management, including the possible addition of directors to our board. We do not intend to acquire businesses outside of the travel, resort and casino industries; however, we may attempt to acquire software development or web services companies who provide software and services which we can use in our travel related business.

COMPETITION

     We face competition primarily from other online travel companies, including airlines and travel agencies. Online travel companies traditionally have established a strong market presence primarily based on the sale at published fares. Some of these companies also sell non-published fares. Two primary online competitors have emerged in the sale of non-published fares. The leading online competitor is Priceline.com, which sells tickets in an auction-based setting. The other online competitor is Hotwire.com, which acquires non-published fares primarily from five domestic airlines that are Hotwire shareholders. Users must decide whether to purchase tickets without knowing the specific carrier, schedule, connections or equipment type. Unlike these competitors, our website permits users to choose a specific airline, knowing the schedule, connections and equipment, and immediately book a flight.

     The online travel services market is relatively new, rapidly evolving and intensely competitive. we expects competition to intensify in the future. In the online travel services market, we competes for published fares with similar commercial websites of other companies, such as Expedia, which is operated by USA Networks, Travelocity, which is operated by Sabre, TravelWeb, which is operated by Pegasus, as well as Cheap Tickets, Cendant Corporation, Internet Travel Network, Biztravel.com and TheTrip.com.

     Airlines do not generally offer non-published fares directly or indirectly through affiliates or travel agents for regularly scheduled travel, presumably to prevent the erosion of their published fare structure. Many airlines do offer limited special discounted fares through their own websites that are not generally made available to travel agents. These fares are typically offered only on a last-minute, "special sale" basis.

     Many of our competitors are subsidiaries, divisions or joint ventures whose participants include large companies having substantially longer operating histories and greater financial and other resources than us. Our ability to compete successfully will depend on many factors, including our ability to adapt to changing technologies and meet the needs of the marketplace on a price competitive and timely basis. While we believe our ontheflyfaring search engine will be attractive to consumers of online travel services, there is no assurance that we can attract online traffic on a high volume basis or that we can become a competitive force in our industry.

     While we will compete with travel agents for a share of the travel market, we believe that traditional travel agents and agencies offer services to a different market segment from that serviced by online providers. Given the increasing popularity of online travel services, and continued disincentives to travel agents (e.g., discontinuation of commissions from airlines), we believe online providers will continue to take market share from traditional travel agents and travel agencies.

EMPLOYEES

     We currently have a total of 24 employees, of which all are full time. None of our employees is represented by a labor organization, and we are not a party to any collective bargaining agreement. We have never had any employee strike or work stoppage and considers our relations with our employees to be good.

DESCRIPTION  OF  PROPERTIES

     Our principal executive offices are located at 9553 Harding Avenue, Miami Beach, Florida 33154. We lease 900 square feet of commercial office space. The one-year lease terminated August 31, 2003 and we are on a month to month basis at $840 per month, totaling $10,080 per year.

     Air Plan, Inc., our wholly owned subsidiary, maintains offices at 2600 Boyce Plaza Rd., Pitts, Pennsylvania 15241. We lease 3,000 square feet of commercial office space. The three year lease terminates April 2006. We pay monthly rent of $3,455, totaling $41,460 per year. This facility is adequate for our current operations.

     Las Vegas Excitement, Inc., our wholly owned subsidiary, maintains offices at 2004 W. Sunset Rd., Suite 110, Henderson, Nevada 89104. We lease 1,473 square feet of commercial office space. The 5-year lease terminates April 31, 2009. We pay monthly rent at the rate of $2,350 totaling $28,200 per year.

LEGAL  PROCEEDINGS

     From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

     The following table includes the names, ages, positions held and terms of office of Invicta Group's directors and executive officers.


NAME                  AGE       POSITION                          DIRECTOR SINCE
-------------------   ---       -------------------------         --------------
William G. Forhan      59       Chief Executive Officer,               July 2002
                                President  and  Director

Richard David Scott    57       Chief Operating Officer,               inception
                                Chief  Financial  Officer
                                and  Director

Mercedes Henze         57       Vice President                    Not Applicable
                                Secretary

John  Latimer          54       Director  and
                                President of Airplan, Inc.        February  2004

     William G. Forhan has served as our Chief Executive Officer, President and director since July 15, 2002. From January 5, 2000 to July 15, 2002, he was the founder, director, president and owner of a majority of the stock of Casino Rated Players, Inc. which we acquired for stock on July 15, 2002. From June 1, 1999 until January 5, 2000 he served as President of byebyenow.com, Inc., a South Florida-based internet travel company. In January 2001, thirteen months after Mr. Forhan's departure, byebyenow.com filed a petition for liquidation under Chapter 7 of the Bankruptcy Code in the U.S. Federal Bankruptcy Court for the Southern District of Florida, Ft. Lauderdale Division, Case No. 01-20536-EKC-RBR. byebyenow.com's Amended Plan was confirmed on February 13, 2002. In related cases which are still pending, none of which involve Mr. Forhan, certain of byebyenow.com's management is being sued for claims including alleged securities fraud. From June 15, 1998 thru December 31, 1999, Mr. Forhan served as President of Aviation Industries Corp., a holding company specializing in the travel industry that acquired five (5) travel related companies. From January 5, 1994 to January 5, 2000, he served as President and Chief Executive
Officer  of  Integrated Marketing Professionals, Inc., an over-the-counter (Pink
Sheets: POKR) provider of casino package tours. More than two years after Mr. Forhan left the company, Integrated Marketing Professionals, Inc. filed a petition for relief under Chapter 7 of the Bankruptcy Code and has liquidated all of their assets

     Richard David Scott is our founder, Chief Operating Officer and a director. From May 1, 1999 to August 15, 2001, Mr. Scott served as our president. From May 1, 1999 to August 15, 2001, Mr. Scott served as Chief Executive Officer of Globalfare.com, a California-based travel company specializing in both last minute travel specials and in travel for consumers who plan their vacations a year or more in advance. From June 1, 1981 until November 28, 1999 he served as President of Euram Flight Center, a Washington D.C.-based air consolidator. Mr. Scott is married to Ms. Henze.

     Mercedes Henze has served as our Vice President since July 1, 2001. From August 1, 2000 to April 1, 2001, Ms. Henze served as Vice President for Globalfare.com. From November 1, 1982 to November 15, 2001, she served as Executive Vice President of Euram Flight Center. Ms. Henze is married to Mr. Scott.

     John Latimer has served as our Director since February 2004. Mr. Latimer, was an officer and director of our wholly owned subsidiary, Air Plan, Inc., which we acquired in February 2004. For the last 15 years, Mr. Latimer has served as an officer and director of Air Plan, Inc., which he founded. Prior to founding Air Plan, Inc. he worked in the sales area for several carriers including Quantas, South African Airways, Braniff and U.S. Air.

EMPLOYMENT  AGREEMENTS

     We have entered into employment agreements with Mr. Forhan, our Chief Executive Officer, Mr. Scott, our Chief Operating Officer and Ms. Henze, our Vice President. Each agreement is for a term of two years, terminating August 1, 2004, which provide for automatic annual renewals, unless either our company or the employee elects to terminate the agreement at the end of the initial or any renewal term. Claims under the agreements are to be resolved by arbitration before the American Arbitration Association.

     Our stockholders elect the directors at the annual meeting to serve for one year and until their successors are elected and qualify. Directors do not receive compensation for serving as directors. Officers are elected by the board of directors and their terms of office are, except as otherwise stated in employment contracts, at the discretion of the board of directors.

AUDIT  COMMITTEE  FINANCIAL  EXPERT

     We do not have a separately designated standing audit committee. Pursuant to Section 3(a)(58)(B) of the Exchange Act, the entire Board of Directors acts as an audit committee for the purpose of overseeing the accounting and financial reporting processes, and our audits of the financial statements. The Commission recently adopted new regulations relating to audit committee composition and functions, including disclosure requirements relating to the presence of an "audit committee financial expert" serving on its audit committee. In connection with these new requirements, our Board of Directors examined the Commission's definition of "audit committee financial expert" and concluded that we do not currently have a person that qualifies as such an expert. Presently, there are only four (4) directors serving on our Board, and we are not in a position at this time to attract, retain and compensate additional directors in order to acquire a director who qualifies as an "audit committee financial expert", but we intend to retain an additional director who will qualify as such an expert, as soon as reasonably practicable. While neither of our current directors meets the qualifications of an "audit committee financial expert", each of our directors, by virtue of his past employment experience, has considerable knowledge of financial statements, finance, and accounting, and has significant employment experience involving financial oversight responsibilities. Accordingly, we believe that our current directors capably fulfill the duties and responsibilities of an audit committee in the absence of such an expert.

CODE  OF  ETHICS

     We have adopted our Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of our company.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Based on the Company's review of copies of all disclosure reports filed by directors and executive officers of our company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company believes that there was compliance with all filing requirements of Section 16(a) applicable to directors and executive officers of our company during 2003.

EXECUTIVE  COMPENSATION

     The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2003, 2002 and 2001 exceeded $100,000:


                           SUMMARY COMPENSATION TABLE


                     Annual Compensation               Awards                  Payout
                 ----------------------------   --------------------    ---------------------
Name and                             Other      Restricted               LTIP      All Other
Principal  Year   Salary   Bonus    annual      Stock       Options     Payouts  Compensation
Position            ($)     ($)  Compensation   Awards($)   SARs (#)      ($)         ($)
                                     ($)
---------  ----  --------  ----- ------------   ----------  --------    -------  ------------

William    2003   120,000(1)   0            0            -         -          -             -
G. Forhan  2002    50,000(1)   0            0            -         -          -             -
President  2001    72,000(1)   0            0            -         -          -             -
and CEO

Richard    2003   120,000(2)   0            0            -         -          -             -
D. Scott   2002   110,000(2)   0            0            -         -          -             -
COO and    2001         0(2)   0            0            -         -          -             -
CFO

Mercedes   2003    86,250(3)   0            0            -         -          -             -
Henze      2002   110,000(3)   0            0            -         -          -             -
Vice       2001         0(3)   0            0            -         -          -             -
President




(1) The above salary was accrued but not paid. However, in January 2004, in consideration for the forgiveness of $220,000 in owed salary we issued the executive 2,750,000 shares of common stock and 1,375,000 options to purchase common stock. We currently still owe the executive $38,000 in back salary.

(2) The above salary was accrued but not paid. However, in January 2004, in consideration for the forgiveness of $195,500 in owed salary we issued the executive 2,443,750 shares of common stock and 1,221,875 options to purchase common stock. We currently still owe the executive $51,000 in back salary.

(3) The above salary was accrued but not paid. However, in January 2004, in consideration for the forgiveness of $205,725 in owed salary we issued the executive 2,571,562 shares of common stock and 1,285,781 options to purchase common stock. We currently still owe the executive $7,000 in back salary.


INCENTIVE  AND  NON-QUALIFIED  STOCK  OPTION  PLAN

     The following table sets forth information about our 2002 Incentive and Non-Qualified Stock Option Plan approved by directors and stockholders on August 1, 2002.

Shares  remaining        Shares  issuable  upon       Weighted  average exercise
available                exercise  of                 price  of  outstanding
for future issuance      outstanding  options         options
-------------------      ----------------------       --------------------------

Stockholder
approved                           none                         none
plan  5,000,000
-------------------      ----------------------       --------------------------


     We do not have any equity compensation plan, which have not been approved by stockholders. The 2002 plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options, as well as direct stock grants. Under the 2002 plan, we may grant incentive stock options only to key employees and employee directors. We may grant non-qualified options and issue direct stock awards to its employees, officers, directors and consultants. The 2002 equity compensation plan is administered by our board of directors.

     Subject to the provisions of the 2002 plan, the board determines who receives options or grants, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed ten years or five years for an incentive stock option granted to an optionee owning more than ten percent of our voting stock. The exercise price for incentive stock options will be equal to or greater than the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a ten percent holder of our voting stock are exercisable at a price equal to or greater than 110 percent of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion, but in no event will the exercise price be less than the par value for our common stock. The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or by a combination of cash and shares. The board may also direct the issuance of shares of our common stock as awards under the 2002 plan. Absent registration under the Securities Act of 1933, as amended, or the availability of an exemption from registration, shares of common stock received as stock grants and upon exercise of options will be subject to restrictions on sale or transfer provided in the federal securities laws.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     We issued 11,000,000 shares to Mr. Forhan, as consideration for the acquisition of Casino Rated Players on July 15, 2002. Mr. Forhan was a founder of Casino Rated Players and purchased its stock at the time of its organization on January 27, 2000 for $.001 per share. At that time, Mr. Forhan was the Chief Executive Officer of Casino Rated Players and owned approximately two-thirds of its stock, but he was not a stockholder, director or officer of our company. The transaction was negotiated between Mr. Forhan and Mr. Scott. Mr. Forhan received one share of our company for each share of Casino Rated Players he owned (ten million shares) and two shares of our company for each dollar of $500,000 in deferred compensation, which Casino Rated Players owed to Mr. Forhan (one million shares).

     Mr. Forhan loaned Casino Rated Players and aggregate of $320,671 during 2000, before its acquisition by our company in July 2002. Casino Rated Players used the borrowing for the following purposes.


Uses:                                                    Amount
----                                                   ---------
Investment  Tours  By  Charlie.                        $  50,000
Cash:  working  capital                                   18,731
Marketing                                                 29,593
Advertising  and  Promo                                   16,391
Legal                                                      7,800
Furniture,  Equip.  and  computers                        18,000
Web  site  Development                                    16,500
Wages                                                    122,000
G&A  Exp                                                  41,656
                                                       ---------

Total  uses  of  loan                                  $ 320,671


     We have executed a promissory note to Mr. Forhan for the loan. The note does not bear interest, and is due and payable in equal monthly installments over eighteen months commencing upon our obtaining not less than $1 million in additional equity funding, of which there is no assurance.

     Mr. Scott sold 380,000 of his shares of our company in a private transaction and has loaned the proceeds of $38,000 to us for corporate working capital without interest. Mr. Forhan sold 250,000 shares of his shares of our company in a private transaction and has loaned the proceeds of $50,000 to our company for use in corporate working capital without interest. Subsequently, loans were converted into 380,000 shares and 250,000 shares of our common stock, respectively.

CHANGES  IN  REGISTRANTS  CERTIFYING  ACCOUNTANT

     On March 23, 2004, our Board of Directors of Invicta Group Inc. approved the resignation of the registrant's Certifying Accountant, Dreslin Financial Services, Certified Public Accountants (the "Former Accountants") and engaged Larry Wolfe, CPA, Certified Public Accountants (the "New Accountants").

     Reports in connection with audits of the two most recent fiscal years ending December 31, 2002 and 2001 were provided by the Former Accountants. The reports in connection with audits of the two most recent fiscals years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for going concern opinions.

     During the period since the Former Accountant's engagement (inception to March 23, 2004, which was the New Accountant's engagement date) there were no disagreements with the Former Accountant, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

     On March 23, 2004, we engaged the New Accountants as our principal independent accountant. This decision to engage the New Accountants was taken upon the unanimous approval of the Board of Directors of our company.

     During the two most recent fiscal years and through March 23, 2004, we have not consulted with the New Accountants regarding either:

1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that the New Accountants concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.   any  matter that was either subject of disagreement or event, as defined in
     Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in
     Item  304(a)(1)(iv)(A)  of  Regulation  S-B.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our common stock as of May 21, 2004

- by each person who is known by us to beneficially own more than 5% of our common stock;
-    by  each  of  our  officers  and  directors;  and
-    by  all  of  our  officers  and  directors  as  a  group.


Name of Beneficial Owner     Common Stock                Percentage of
                             Beneficially Owned          Common  Stock(1)
------------------------     ------------------          ----------------
William  G.  Forhan  (2)           13,050,000                 24.29%
------------------------     ------------------          ----------------
Richard David Scott (2)             8,873,750                 16.52%
------------------------     ------------------          ----------------
Mercedes  Henze  (2)                8,571,562                 15.96%
------------------------     ------------------          ----------------
John  Latimer  (2)                  1,000,000                  1.86%
------------------------     ------------------          ----------------
All executive officers             31,495,312                 58.63%
and directors (3 persons)
------------------------     ------------------          ----------------

*    Less  than  1%  of  the  outstanding  common  stock.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 21, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 53,717,279 shares of common stock outstanding on May 21, 2004, and the shares issuable upon the exercise of options and warrants exercisable on or within 60 days of May 21, 2004.

(2)  Executive  officer  and/or  director.

The address of each beneficial owner in the table set forth above, unless otherwise indicated, is care of Invicta Group Inc., 9553 Harding Avenue, Suite 301, Miami Beach, Florida 33154. Mr. Scott and Ms. Henze are married. The shares legally owned by one are treated as being beneficially owned by the other, but have not been presented in this way in the table above in order to avoid possible confusion.

                            DESCRIPTION OF SECURITIES

COMMON  STOCK

     We are authorized to issue up to 190,000,000 shares of Common Stock, par value $.001. As of May 21, 2004, there were 53,717,279 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

     We have engaged Florida Atlantic Stock Transfer, 7310 Nob Hill Road, Tamarac, Florida 33321 as independent transfer agent or registrar.

PREFERRED  STOCK

     We are authorized to issue 10,000,000 shares of preferred stock, $.001 par value per share, and no share of preferred stock are currently outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

WARRANTS

     In connection with a Securities Purchase Agreement dated May 2004, the accredited investor was issued 3,000,000 warrants to purchase shares of common stock. The warrants are exercisable until three years from the date of issuance at a purchase price of $1.00 per share.

CONVERTIBLE  SECURITIES

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor in May 2004 for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

The  investors  provided  us  with  an  aggregate  of  $300,000  as  follows:

-    $150,000  was  disbursed  to  us  in  May  2004;  and
- $150,000 will be disbursed upon effectiveness of this registration statement of which $50,000 will be retained for services provided to our company by various professionals.

     The debentures bear interest at 7 %, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or
(ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

     The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

     In the event that the registration statement is not declared effective by the required deadline, Golden Gate Investors, Inc. may demand repayment of the Debenture of 125% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to Golden Gate Investors, Inc. 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If Golden Gate Investors, Inc. does not elect to accelerate the debenture, we are required to immediately issue to Golden Gate Investors, Inc. 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

SAMPLE  CONVERSION  CALCULATION

     The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. For example, assuming conversion of $300,000 of debentures on May 24, 2004, a conversion price of $0.048 per share, the number of shares issuable upon conversion would be:

($300,000  x  11)  -  ($.048 x (10 x $300,000))  = 3,156,000 /$.048 = 65,750,000

     The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of May 24, 2004 of $0.06.


                                           Number          %  of
%  Below     Price Per   With Discount    of Shares     Outstanding
Market       Share         at 20%         Issuable         Stock
--------     ---------   -------------   -----------     -----------

25%            $.045        $.036         86,666,667          62.27%
50%            $.030        $.024        134,500,000          71.46%
75%            $.015        $.012        272,000,000          83.51%


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
- an exchange distribution in accordance with the rules of the applicable exchange;
-    privately-negotiated  transactions;
- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
-    through  the  writing  of  options  on  the  shares
-    a  combination  of  any  such  methods  of  sale;  and
-    any  other  method  permitted  pursuant  to  applicable  law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

     If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY  STOCK

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

- that a broker or dealer approve a person's account for transactions in penny stocks; and
- the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must

- obtain financial information and investment experience objectives of the person; and
- make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

- sets forth the basis on which the broker or dealer made the suitability determination; and
- that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.



                                Total
              Total Shares of   Percentage                                                              Percentage
              Common  Stock     of  Common     Shares  of                                  Beneficial   of  Common
              Issuable  Upon    Stock,         Common Stock   Beneficial   Percentage of   Ownership    Stock Owned
              Conversion  of    Assuming       Included  in   Ownership    Common  Stock   After  the   After
Name          Debentures        Full           Prospectus     Before the   Owned  Before   Offering     Offering
              and/or Warrants   Conversion        (1)         Offering*    Offering*          (4)           (4)
------------  ---------------   ----------     ------------   ----------   -------------   ----------   -----------
Golden  Gate   68,750,000 (3)     56.14%       Up to           2,767,767        4.9%               --            --
Investors,                                     101,625,000
Inc.(2)                                        shares  of
                                               common stock
------------  ---------------   ----------     ------------   ----------   -------------   ----------   -----------
John and Karen      N/A            N/A            300,000      1,000,000        1.9%          700,000          1.3%
Latimer (5)
------------  ---------------   ----------     ------------   ----------   -------------   ----------   -----------




* These columns represents the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.9% limitation.

**   Less  than  one  percent.

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible debentures and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the convertible debentures, if the convertible debentures had actually been converted on May 24, 2004, the conversion price would have been $.048. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholder is an unaffiliated third party. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, Norman Lizt may be deemed a control person of the shares owned by the selling stockholder.

(3) Includes 65,750,000 shares of common stock underlying our $300,000 convertible debenture and 3,000,000 shares of common stock underlying common stock purchase warrants issued to Golden Gate Investors, Inc.

(4)  Assumes  that  all  securities  registered  will  be  sold.

(5)  John  Latimer  serves  as  an  officer  and  director  of  our  company.

TERMS  OF  CONVERTIBLE  DEBENTURES

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor in May 2004 for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

     The  investors  provided  us  with  an  aggregate  of  $300,000 as follows:

-    $150,000  was  disbursed  to  us  in  May  2004;  and
- $150,000 will be disbursed upon effectiveness of this registration statement of which 50,000 will be retained for services provided to our company by various professionals.

     The debentures bear interest at 7 %, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or
(ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

     The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

     In the event that the registration statement is not declared effective by the required deadline, Golden Gate Investors, Inc. may demand repayment of the Debenture of 125% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to Golden Gate Investors, Inc. 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If Golden Gate Investors, Inc. does not elect to accelerate the debenture, we are required to immediately issue to Golden Gate Investors, Inc. 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

     A complete copy of the Securities Purchase Agreement and related documents were filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

SAMPLE  CONVERSION  CALCULATION

     The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. For example, assuming conversion of $300,000 of debentures on April 5, 2004, a conversion price of $0.08 per share, the number of shares issuable upon conversion would be:

($300,000  x  11)  -  ($.08  x  (10 x $300,000))  = 3,060,000 /$.08 = 38,250,000

     The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. For example, assuming conversion of $300,000 of debentures on May 24, 2004, a conversion price of $0.048 per share, the number of shares issuable upon conversion would be:

($300,000  x  11)  -  ($.048 x (10 x $300,000))  = 3,156,000 /$.048 = 65,750,000

                                           Number          %  of
%  Below     Price Per   With Discount    of Shares     Outstanding
Market       Share         at 20%         Issuable         Stock
--------     ---------   -------------   -----------     -----------

25%            $.045        $.036         86,666,667          62.27%
50%            $.030        $.024        134,500,000          71.46%
75%            $.015        $.012        272,000,000          83.51%


                                  LEGAL MATTERS

     Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                    EXPERTS

     Larry Wolfe, CPA, has audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2003, and for the years then ended that appear in the prospectus. Dreslin Financial Services, has audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2002, and for the years then ended that appear in the prospectus. STELMACK DOBRANSKY & EANNACE, LLC, has audited, as set forth in their report thereon appearing elsewhere herein, Air Plan, Inc's financial statements at December 31, 2003 and 2002, and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Invicta Group Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

     We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                    INVICTA GROUP INC. - FINANCIAL STATEMENTS


                               INVICTA  GROUP  INC.
                           CONSOLIDATED  BALANCE  SHEET
                            MARCH  31,  2004  AND  2003
                                    UNAUDITED
================================================================================

                                                                       MARCH 31,
                                                                         2004
                                                                      ----------

                                     ASSETS
                                     ------

Current  assets:
   Cash and cash equivalents                                          $  319,826
   Prepaid  Expenses                                                       4,089
                                                                      ----------
      Total current assets                                               323,915
                                                                      ----------

Property  and  equipment,  net  of  accumulated
  depreciation  of  $  699,646                                           524,985

Other  assets:
   Surety  Bond  Deposit                                              $   71,410
   Intangible  assets,  net  of  accumulated
     amortization  of  $  81,124                                         616,253
                                                                      ----------
      Total Assets                                                    $1,536,563
                                                                      ==========


                    LIABILITIES  AND  SHAREHOLDERS'  (DEFICIT)
                    ------------------------------------------

Current  liabilities:
   Accounts  payable  and  accrued  liabilities                       $  678,115
   Notes payable and convertible debentures                              107,999
   Deferred officer compensation                                          85,025
                                                                      ----------
      Total current liabilities                                          871,139
                                                                      ----------

Long-term  debt
   Notes Payable - shareholders                                          369,549
                                                                      ----------
      Total Liabilities                                                1,240,688
                                                                      ----------

Shareholders'  (Deficit):
   Preferred  stock  par  value  $  .001, 10,000,000
     shares authorized; none outstanding                                       0
   Common  stock,  par  value  $  .001, 190,000,000
     shares  authorized,  51,590,282  issued  and
     outstanding                                                          51,597
   Additional paid in capital                                          2,647,246
   Notes Receivable related to stock sales
     and  Subscriptions  Receivable                                      (78,000)
   Retained  (Deficit)                                                (2,324,968)
                                                                      ----------
      Total  Shareholders'  Equity                                       295,875
                                                                      ----------
      Total  Liabilities  and  Shareholders'
      Equity                                                          $1,536,563
                                                                      ==========





                               INVICTA GROUP INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                                    UNAUDITED
==================================================================================

                                                      2004               2003
                                                   ----------         ----------

   Revenues                                        $2,213,411         $    3,089

   Cost  of  sales                                  2,085,590
                                                   ----------         ----------

      Gross Profit                                    127,821              3,089

   Selling,  general,  and  administrative
   expenses                                           602,597            145,986
                                                   ----------         ----------

   Operating  loss                                   (474,776)          (142,897)

      NET  LOSS                                      (474,776)          (142,897)
                                                   ==========         ==========

   Net loss per weighted average share, basic      $   (0.010)        $   (0.005)
                                                   ==========         ==========

   Net loss per weighted average share, diluted    $   (0.009)        $   (0.005)
                                                   ==========         ==========

   Weighted average shares, basic                  45,340,316         31,682,200
                                                   ==========         ==========

   Weighted average shares, diluted                54,958,398         31,682,200
                                                   ==========         ==========





                               INVICTA GROUP INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                                    UNAUDITED
==================================================================================

                                                      2004               2003
                                                   ----------         ----------

Cash  flows  from  operating  activities:
   Net  (Loss)                                     $ (474,776)        $ (142,897)
   Adjustments  to  reconcile  net  income  to  net
   cash  provided  by  operating  activities:
      Depreciation                                     14,260              2,250
      Amortization                                     13,950             10,800
      Stock  issued  for  services                    233,000
      Changes  in  assets  and  liabilities:
         Accounts receivable and prepaid expenses                         37,353
         Stock  subscription  receivable              (70,000)
         Other  assets                                (71,410)
         Accounts payable and accrued expenses        163,394             75,078
                                                   ----------         ----------
         Net Cash (used) by Operating Activites    $ (191,582)        $  (17,416)
                                                   ----------         ----------

Cash  flows  used  in  investing  activities:
   Capital asset expenditures                      $        -         $        -
                                                   ----------         ----------
         Net Cash (used in ) Investing Activities  $        -         $        -
                                                   ----------         ----------

Cash  flows  from  financing  activities:
   Proceeds from long term debt                    $   34,000         $   35,446
   Proceeds from sale of comon stock                  484,595                800
   Payments  on  long  term  debt                    (367,782)           (22,277)
                                                   ----------         ----------
         Net  Cash  provided  by  Financing
         Activities                                $  150,813         $   13,969
                                                   ----------         ----------

         Net change in cash and cash equivalents      (40,769)            (3,447)

   Cash and cash equivalents, beginning of period     360,595              4,528
                                                   ----------         ----------

   Cash and cash equivalents, end of year          $  319,826         $    1,081
                                                   ==========         ==========

ADDITIONAL  CASH  FLOW  INFORMATION:
   CASH  PAID  DURING  THE  YEAR  FOR:
   Interest (non capitalized)                      $      896         $        -
                                                   ==========         ==========
   INCOME TAXES                                    $        -         $        -
                                                   ==========         ==========

   NON-CASH ACTIVITIES:
   Stock issued for acquisitions                   $  510,000         $        -
                                                   ==========         ==========
   Stock issued for deferred compensation
   payable                                         $  621,225         $        -
                                                   ==========         ==========




                              INVICTA GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2004
                                    UNAUDITED
================================================================================

NOTE  A.  BASIS  OF  PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004.

     For further information, refer to the consolidated financial statements and footnotes thereto included in the Registrant Company and Subsidiaries' annual report on Form 10-K for the year ended December 31, 2003.


NOTE  B.  CHANGES  IN  STOCKHOLDERS'  (DEFICIT) FOR THE THREE MONTHS ENDED MARCH
          31,  2004



                                                     Common Stock              Additional Paid
                                                 Shares             $          in capital                Deficit
                                               ----------      ------------    ---------------        -------------
BALANCE DECEMBER 31, 2003                      34,629,970      $     34,637    $       815,386        $  (1,850,192)

Stock issued for cash                           5,205,000             5,205            479,390

Stock issued for services                       2,890,000             2,890            230,110

Stock issued for acquisitions                   1,100,000             1,100            508,900

Stock issued to officers in exchange
  for prior years deferred compensation         7,765,312             7,765            613,460

Net loss for the period ended
  December 31, 2002                                                                                        (474,776)
                                               ----------      ------------    ---------------        -------------

BALANCE MARCH 31, 2004                         51,590,282      $     51,597    $     2,647,246        $  (2,324,968)
                                               ==========      ============    ===============        =============



NOTE  C.  INCOME  PER  SHARE

     Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to commons stockholders by the weighted average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period.

                              INVICTA GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2004
                                    UNAUDITED
================================================================================

NOTE  D.  ACQUISITIONS

ISIP  TELECOM,  INC.
--------------------

     On January 8, 2004, the Company used the purchase method to acquire all of the common stock of ISIP Telecom, Inc., a Florida Corporation formed in 2003, in exchange for 100,000 restricted shares of the Company's common stock with a value of $.10 per share resulting in a total purchase price of $10,000. ISIP Telecom is a voice over internet protocol telecommunications company that will market long distance services over the internet to worldwide telephones and will be sold to the travel industry. The Company's 2004 consolidated results include the operations of ISIP Telecom, Inc. from the date of acquisition.

AIRPLAN,  INC.
--------------

     On February 23, 2004, the Company acquired all of the outstanding capital stock of Airplan, Inc., a Pennsylvania Corporation organized in 1989, for 1,000,000 shares of the Company's common stock of which 700,000 shares are restricted. Additionally, the Company will guarantee the value of the stock given as consideration to be at least $500,000 at 180 days after closing the transaction. If the value of the stock is less than $500,000, then additional shares will be issued based on the current market value to a total of $500,000. Airplan, Inc. is involved in the wholesale and retail travel industry. The acquisition was accounted for as a purchase of a wholly-owned subsidiary and the results of its operations were included in the consolidated results of the Company from the date of acquisition. In addition, the selling shareholders have a 5 year Earn Out Agreement offering an earn out of 10% of EBITDA of Airplan, Inc. for each of the fiscal years ending December 31, 2004 through December 31, 2008.

     The acquisition activity for the three months ended March 31, 2004 is summarized in the following table. Property, plant and equipment of approximately $534,000 will be depreciated on a straight-line basis over a 5 year life. Purchased intangible assets of approximately $535,000 will be amortized on a straight-line basis over lives ranging from 5 to 10 years (weighted average life of 8.8 years).


Three  Months  Ended
March  31,  2004  Activity
Assets  (Liabilities)                ISIP  Telecom,                      Total
At  Fair  Value                      Inc.            Airplan, Inc.    Activity
--------------------------           -------------   ------------    ----------

Cash and other current assets        $           -   $    362,925    $  362,925
Property, plant equipment - net                  -        534,112       534,112
Purchased  intangible  assets               10,000        525,078       535,078
Accounts  payable  and  other
Current  liabilities                             -       (922,115)     (922,115)
                                     -------------   ------------    ----------

Net  Assets  Acquired                $      10,000   $    500,000    $  510,000
                                     =============   ============    ==========


     Fair values were determined by management's estimates without independent appraisal.

                              INVICTA GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2004
                                    UNAUDITED
================================================================================

The unaudited pro forma information for the three months ended March 31, 2004 and 2003 assumes the acquisitions occurred as of the beginning of each respective year, after giving effect to certain adjustments, including amortization and depreciation based upon the adjustments to the fair values of intangibles and property, plant and equipment acquired. The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the results of operations that may occur in the future or that would have occurred had the acquisitions been effected at the beginning of each period presented.

PRO  FORMA  INFORMATION  FOR  ACQUISITIONS:

                                                   Three  Months  Ended
                                                 MARCH 31,          MARCH 31,
                                                   2004               2003
                                                ----------         ----------

     Gross  Revenues                            $4,224,275         $2,223,434
     Net  Income  (Loss)                          (501,150)          (206,908)
     Earnings  (Loss)  Per  Share                    (.011)             (.007)


NOTE  E.  DEFERRED  OFFICER'S  COMPENSATION  AND  STOCK  OPTIONS

     On January 6, 2004, the Company entered into an agreement with its officers to issue restricted common stock and options in lieu of the deferred salary owed to the officers. The board approved and authorized the issuance of 765,313 shares of its common stock, and granted options for and additional 3,882,656 shares, in exchange for approximately $621,000 of deferred compensation. The stock issued is restricted for one year. The exercise price of the options are $.25, and are for a period of 5 years.

NOTE  F.  GOING  CONCERN

     The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

     However, the Company has not generated any income and is unable to predict when its operations will generate income. The Company has raised over $350,000 in equity funding in 2004 and expects to be able to raise an additional $700,000 to aggressively market and staff the subsidiaries currently owned. Management plans to continue to look for acquisitions to enhance revenues and profitability. The Company is also negotiating a $6 million equity line-of-credit that will become effective when a new SEC registration is approved which should be about July, 2004. Management feels that its equity and line-of-credit funding will provide the working capital to allow it to continue as a going concern, however, there can be no assurances that additional funding will become available when required.

                          INDEPENDENT AUDITOR'S REPORT

The  Board  of  Directors  and  Shareholders  of  Invicta  Group  Inc.

     I have audited the accompanying consolidated balance sheets of Invicta Group Inc. and subsidiaries (a Nevada Corporation) as of December 31, 2003, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. MY responsibility is to express an opinion on these financial statements based on my audit. The financial statements of Invicta Group Inc. and subsidiaries as of December 31, 2002, were audited by other auditors whose report dated April 3, 2003, on those statements included an explanatory paragraph that described the significant losses and working capital deficiency discussed in Note L to the financial statements.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Invicta Group Inc. and subsidiaries as of December 31, 2003 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note L to the financial statements, the Company incurred significant losses from operations, and because of these losses, the Company has a working capital deficiency, which raises substantial doubts about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note L. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Larry  Wolfe
-----------------
Larry  Wolfe
Certified  Public  Accountant



Miami,  Florida
April  13,  2003


                               INVICTA GROUP INC.
                           CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 2003 AND 2002
================================================================================


                                                      2003               2002
                                                   ----------         ----------
                                     ASSETS

Current  assets:
   Cash and cash equivalents                       $    1,759         $    4,528
                                                   ----------         ----------
      Total current assets                              1,759              4,528

   Property  and  equipment,  net  of  accumulated
     depreciation  of  $  22,966  for  2003  and
     $ 15,406 for 2002                             $    5,132             12,632

Other  assets:
   Intangible  assets,  net  of  accumulated
     amortization  of  $  67,174  for  2003  and
     $ 46,709 for 2002                                 95,125            215,890
                                                   ----------         ----------
      Total Assets                                 $  102,016         $  233,050
                                                   ==========         ==========


                    LIABILITIES  AND  SHAREHOLDERS'  (DEFICIT)
Current  liabilities:
   Accounts payable and accrued liabilities        $   43,689         $   14,922
   Notes payable and convertible debentures            54,100             10,000
   Deferred officer compensation                      668,250            342,000
                                                   ----------         ----------
      Total current liabilities                       766,039            366,922

Long-term  debt
   Notes Payable - shareholders                       344,146            320,671
                                                   ----------         ----------
      Total Liabilities                             1,110,185            687,593
                                                   ----------         ----------

Shareholders'  (Deficit):
   Preferred  stock  par  value  $  .001  10,000,000
     shares authorized; none outstanding                    0                  0
   Common  stock,  par  value  $  .001,  90,000,000  shares
     authorized, 34,629,970 issued and outstanding     34,637             31,717
   Additional paid in capital                         815,386            498,530
   Notes  Receivable  related  to  stock  sales
     and  Subscriptions  Receivable                    (8,000)           (40,000)
   Retained  (Deficit)                             (1,850,192)          (944,790)
      Total  Shareholders'  (Deficit)              (1,008,169)          (454,543)
                                                   ----------         ----------
      Total  Liabilities  and  Shareholders'
     (Deficit)                                     $  102,016         $  233,050
                                                   ==========         ==========




                               INVICTA  GROUP  INC.
                      CONSOLIDATED  STATEMENT  OF  OPERATIONS
                    FOR  THE  TWO  YEARS  ENDED  DECEMBER  31,  2003
================================================================================


                                                      2003               2002
                                                   ----------         ----------

   Commissions earned                              $    7,806         $    8,245

   Selling, general, and administrative expenses      818,208            548,282
   Asset  impairment  charge                           95,000
                                                   ----------         ----------

   Operating  loss                                   (905,402)          (540,037)

      NET LOSS                                       (905,402)          (540,037)
                                                   ==========         ==========

   Net loss per weighted average share, basic      $   (0.028)        $   (0.032)
                                                   ==========         ==========

   Net loss per weighted average share, diluted    $   (0.028)        $   (0.032)
                                                   ==========         ==========

   Weighted average shares, basic                  32,088,263         16,642,200
                                                   ==========         ==========

   Weighted average shares, diluted                32,186,100         16,662,200
                                                   ==========         ==========





                                          INVICTA GROUP INC.
                  CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT)
                             FOR THE TWO YEARS ENDED DECEMBER 31, 2003
=======================================================================================================
                                            Common Stock                      Additional Paid
                                     Shares                $            in capital            Deficit
                                  -------------       ----------        ----------          -----------

BALANCE DECEMBER 31, 2001            12,901,000       $   12,901        $  273,652          $  (904,753)

Stock issued for cash                14,892,000           14,892           164,556

Stock issued for services             2,621,200            2,621           118,576

Stock issued for acquisitions        14,151,000           14,151            62,604

Equity effect - reverse
acquisition - note 4                (12,848,000)         (12,848)         (120,858)

Debt Restructuring - reverse
acquisition - note 4                                                                            500,000

Net loss for the period ended
December 31, 2002                                                                              (540,037)
                                  -------------       ----------        ----------          -----------

BALANCE DECEMBER 31, 2002            31,717,200          $31,717        $  498,530          $  (944,790)

Issuance of Common Stock for
cash from January 3, 2003 thru
September 19, 2003
@ $ .10 per share                       428,000              435            42,365

Issuance of Common Stock issued in
exchange for legal fees at the
fair value of the legal
fees @ $.10 per share                   539,770              540            53,436

Issuance of Common Stock issued in
exchange for marketing services at
the fair value of the marketing
@ $.08 per share                      1,310,000            1,310            97,690

Issuance of Common Stock issued in
exchange for Legal fees at the fair
value of the legal fees
@ $.20 per share                        100,000              100            19,900

Issuance of Common Stock for Cash on
September 19, 2003 @ $.15 per share      60,000               60             8,940

Issuance of Common Stock for Cash on
December 9, 2003 @ $.20 per share       125,000              125            24,875

Issuance of Common Stock issued in
exchange for marketing services at
the fair value of the marketing
@ $.20 per share                        350,000              350            69,650

Net loss for the period ended
December 31, 2003                                                                              (905,402)
                                  -------------       ----------        ----------          -----------

BALANCE DECEMBER 31, 2003            34,629,970       $   34,637        $  815,386          $(1,850,192)
                                  =============       ==========        ==========          ===========




                               INVICTA  GROUP  INC.
                      CONSOLIDATED  STATEMENT  OF  CASH  FLOWS
                    FOR  THE  TWO  YEARS  ENDED  DECEMBER  31,  2003
================================================================================


                                                      2003               2002
                                                   ----------         ----------

Cash  flows  from  operating  activities:
   Net  (Loss)                                     $ (905,402)        $ (540,037)
   Adjustments  to  reconcile  net  income  to  net
   cash  provided  by  operating  activities:
      Depreciation                                      7,500              6,196
      Amortization                                     25,765             15,934
      Stock issued for services                       242,976            121,198
      Asset  impairment  charge                        95,000
   Changes  in  assets  and  liabilities:
      Prepaid expenses                                                    30,000
      Accounts payable and accrued expenses           355,017            278,830
                                                   ----------         ----------
      Net Cash (used) by Operating Activites       $ (179,144)        $  (87,879)
                                                   ----------         ----------

Cash  flows  used  in  investing  activities:
   Capital asset expenditures                      $        -         $        -
                                                   ----------         ----------
      Net Cash (used in ) Investing Activities     $        -         $        -
                                                   ----------         ----------

Cash  flows  from  financing  activities:
   Proceeds from long term debt                    $  170,457         $   13,200
   Proceeds from sale of comon stock                  108,800            137,905
   Payments  on  long  term  debt                    (102,882)           (64,277)
                                                   ----------         ----------
      Net Cash provided by Financing Activities    $  176,375         $   86,828
                                                   ----------         ----------

      Net change in cash and cash equivalents          (2,769)            (1,051)

   Cash and cash equivalents, beginning of year         4,528              5,579
                                                   ----------         ----------

   Cash and cash equivalents, end of year          $    1,759         $    4,528
                                                   ==========         ==========
ADDITIONAL  CASH  FLOW  INFORMATION:
CASH  PAID  DURING  THE  YEAR  FOR:
   Interest (non capitalized)                      $        -         $        -
                                                   ==========         ==========
   INCOME TAXES                                    $        -         $        -
                                                   ==========         ==========



                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
================================================================================

NOTE  A:  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.  Organization

The Company was incorporated in Nevada on June 1, 2000 for the purpose of engaging in the travel industry. On July 15, 2002 the Company acquired all of the common stock of Casino Rated Players, Inc. and the transaction was accounted for as a reverse acquisition.

2.  Principles  of  Consolidation

The consolidated financial statements include the accounts of Invicta Group, Inc. and its subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

3.  Impairment  of  Long-Lived  Assets  and  Intangible  Assets

The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable under SFAS No. 121. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. During 2003, the Company identified certain software with a cost of $100,000 and a net book value of $95,000 that required an adjustment for impairment in the amount of $95,000.

The remaining intangible assets at the balance sheet date consist of web site development and a client list that are carried at cost. The Company amortizes these assets on a straight-line basis over 7 years and 5 years, respectively.

4.  Revenue  Recognition

The Company derives its revenue from the commissions earned from travel suppliers, and on the direct sale of travel related products. Revenue is recognized upon the receipt of the commission.

5.  Income  Per  Share

Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted average number of common

                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
================================================================================

stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period.

6.  Cash

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

7.  Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The most significant estimates included in the preparation of the financial statements are related to asset lives and accruals.

8.  Financial  Instruments

The Company's short-term financial instruments consist of cash and cash equivalents, notes payable and accounts payable. The carrying amounts of these financial instruments approximates fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the period the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

9.  Stock-Based  Compensation

The  Company  adopted  Statement  of  Financial Accounting Standard No. 123 (FAS
123), Accounting for Stock-Based Compensation beginning with the Company's existence. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. The Company did not pay any stock-based compensation during the period presented.

                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
================================================================================

10. Comprehensive  Income

SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. To date, the Company has not engaged in transactions which would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement.

11. Costs  of  Computer  Software

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, Accounting for the Costs of Computer Software
Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 provides authoritative guidance on when internal-use software costs should be capitalized and when these costs should be expenses as incurred.

Effective January 3, 2001, the Company adopted SOP 98-1, however, the Company has not incurred costs to date which would require evaluation in accordance with the SOP.

12. Segments

Effective January 3, 2001, the Company adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information ("SFAS 131"). SFAS 131 superseded SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 13 did not affect results of operations or financial position.

13. Property,  Plant  and  Equipment

Property, plant and equipment are stated at cost. Depreciation of plant and equipment is computed principally by the straight-line method based upon the estimated useful lives of the assets, which range as follows:

Office  furniture  and  equipment  -  5-7  years  Computer  equipment  - 5 years

14. Pensions  and  Other  Post-Retirement  Benefits

Effective January 3, 2001, the Company adopted the provisions of SFAS No. 132, Employers' Disclosures about Pensions and other

                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
================================================================================

Post-Retirement Benefits ("SFAS 132"). SFAS 132 supersedes the disclosure requirements in SFAS No. 87, Employers' Accounting for Pensions, and SFAS No. 106, Employers' Accounting for Post-Retirement Benefits Other Than Pensions. The overall objective of SFAS 132 is to improve and standardize disclosures about pensions and other post-retirement benefits and to make the required information more understandable. The adoption of SFAS 132 did not affect results of operations or financial position.

The Company has not initiated benefit plans to date which would require disclosure under the statement.

15. Derivative  Instruments

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999. SFAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined what the effect of SFAS 133 will be on earnings and the financial position of the Company, however, it believes that it has not to date engaged in significant transactions encompassed by the statement.

16. Advertising  Costs

Advertising costs generally will be charged to operations in the year incurred. Advertising expense approximated $7,000 for 2003 and $17,000 for 2002.

17. Environmental  Cleanup  Matters

The Company expenses environmental expenditures related to existing conditions resulting from past or current operations and from which no current or future benefit is discernable. The Company determines its liability on a site-by-site basis and records a liability at the time when it is probable and can be reasonably estimated.

                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
================================================================================

18. Business  Concentrations

As indicated in Note A-4, the Company derives its revenue from commissions earned from travel suppliers and the direct sale of travel related products and, therefore, the Company is subject to the economic conditions of the travel market place. Changes in this industry may significantly affect management's estimates and the Company's performance.

19. Income  Taxes

The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", effective January 3, 2001. Under SFAS, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse.

The Company has not provided either a provision or a credit for income taxes due to recurring losses from inception. At December 31, 2003, the Company had approximately $1,100,000 of federal and state operating loss carryforwards available to offset future taxable income. These net operating loss carryforwards will begin expiring in 2017.

20. Gains  and  Losses  from  Extinguishment  of  Debt

In May 2002, the FASB issued Statement of Financial Accounting Standards No. 145 "Reporting Gains and Losses from Extinguishment of Debt", which rescinded SFAS No. 4, No. 44 and No. 64 and amended SFAS No. 13. The new standard addresses the income statement classification of gains or losses from the extinguishment of debt and criteria for classification as extraordinary items. The new standard became effective for fiscal years beginning after May 15, 2002. The Company adopted this pronouncement on May 1, 2003. The adoption of this pronouncement is not expected to have a material impact on the Company's results of operations or financial position.

21. Guarantor's  Accounting

In November 2002 the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 requires certain guarantees to be recorded at fair value, instead of recording a liability only when a loss is probable and reasonably estimable, as those terms are defined in FASB Statement No. 5 Accounting for Contingencies. FIN 45 also requires a guarantor to make significant new disclosures, even when the likelihood of making any payments under the guarantee is

                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
================================================================================

remote. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company adopted the disclosure provisions of FIN 45 effective December 31, 2002 and its adoption is not expected to have a material impact on the Company's results of operations or financial position.

22. Consolidation  of  Variable  Interest  Entities

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities". FIN 46 clarifies the application of existing accounting pronouncements to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 will be immediately effective for all variable interests in variable interest entities created after January 31, 2003, and the Company will need to apply its provisions to any existing variable interests in variable interest entities by no later than December 31, 2004. The Company does not believe that FIN 46 will have a significant impact on the Company's financial statements.

23. Start-Up  and  Organization  Costs

Start-up and organization costs are accounted for under the provisions of the American Institute of Certified Public Accountants' Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities". Adopted by the Company at its inception, SOP 98-5 provides guidance on the financial reporting of start-up and organization costs and requires such costs to be expensed as incurred. The Company's adoption of SOP 98-5 will not have a significant effect on its financial position or results of operation.

NOTE  B:  CONVERTIBLE  DEBENTURES  PAYABLE

Principal balances outstanding and details of notes payable are summarized as follows:


                                                          2003          2002
                                                       ----------    ----------
1.   10%  convertible  debenture,  payable
     December  31,  2003.  The  note  is
     convertible  into  company  stock  @
     $.10  per  share.  The  debenture  was
     renewed  during  February,  2004                  $   10,000    $        -

                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
================================================================================

                                                          2003          2002
                                                       ----------    ----------
2.   10%  convertible  debenture,  payable
     December  31,  2003.  The  notes  are
     convertible  into  company  stock  @
     $.30  per  share.  These  debentures
     have  or  will  be  paid  in  2004                    34,100             -

3.   7%  convertible  debenture,  payable
     July  1,  2004.  The  debenture  is
     Convertible  into  company  stock  @
     $.50  per  share                                      10,000        10,000


     Total  Convertible  Debentures  Payable           $   54,100    $   10,000
                                                       ==========    ==========


NOTE  C:  NOTES  PAYABLE  -  SHAREHOLDERS

0% notes payable to shareholders, uncollateralized, payable on the first month after the Company has received $1,000,000 in equity funding in monthly installments of approximately $20,000. Management does not expect the $1,000,000 equity funding to occur during 2004. Therefore, the entire balance of $344,146 is classified as long-term debt for 2003 and $320,671 for 2002.

NOTE  D:  STOCKHOLDERS'  EQUITY  (DEFICIT)

During 2002, the Company issued 14,892,000 shares of its $.001 par value common stock for $179,448 in cash, 2,621,200 shares for services with a value of $121,197.

During 2002, the Company issued 14,151,000 shares of its common stock for an acquisition with a fair value of approximately $77,000.

During 2002, the Company's equity effect of the reverse acquisition retained and cancelled 12,848,000 shares of the common stock with a decrease in common stock and additional paid in capital of $133,706.

During 2002, the Company issued 620,000 shares of its $.001 par value common stock for $76,800.

During 2002, the Company issued for services 2,299,770 shares with a fair value of $242,976.

NOTE  E:  RELATED  PARTY  TRANSACTIONS

See Note C - Notes Payable - Shareholders which describes certain related party transactions for 2003 and 2002.

                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
================================================================================

NOTE  F:  WARRANTS  AND  OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock. However, see Note B - Convertible Debentures Payable which may be converted into additional shares of common stock.

NOTE  G:  EMPLOYMENT  AGREEMENTS  AND  DEFERRED  OFFICER'S  COMPENSATION

The Company entered into employment agreements with its Chief Executive Officer, Chief Operating Officer, and its Vice-President for the period July 23, 2002 until August 1, 2004. The annual base salary of each officer will be $120,000. Each officer will be paid for equity funding equal to 5% of funding.

The Company has accrued for each officers'salaries in deferred officers' compensation with balances of:


   2003          2002
----------    ----------

$  668,250    $  342,000
==========    ==========


See  Note  K-1  for  subsequent  event  with  respect  to  Deferred  Officers'
Compensation.

NOTE  H:  LEASES

The Company leases office space for its operations on a month-to-month basis at $800 per month. Rent expense for 2003 and 2002 approximated $10,000, and $9,000 respectively.

NOTE  I:  2002  ACQUISITION  OF  BUSINESS

On July 15, 2002, the Company acquired all of the common stock of Casino Rated Players, Inc. in exchange for 14,151,000 restricted shares of the Company's stock, including 1,000,000 shares as payment for $500,000 of deferred officers compensation on the books of Casino Rated Players, Inc. The calculated per share value of $.005 per share resulted in a total purchase price of $70,755, and the reduction of $500,000 of the outstanding liabilities were recorded as a reduction to retained earnings.

Based on the resulting outstanding shares of the Company at the conclusion of the transaction, the former shareholders of Casino Rated Players, Inc. held a majority voting position in the combined company. Accordingly, based on the criteria of SFAS 141, the acquisition was accounted for as a reverse acquisition. All assets of Invicta Group, Inc. were recorded at fair market value, and all assets and liabilities of Casino Rated Players have been recorded at historical cost. The transaction resulted in a reduction of paid in capital of $120,858 to account for the elimination of the accumulated deficit of Invicta Group, Inc. and the elimination for the outstanding common stock of Casino Related Players, Inc.

                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
================================================================================

The following pro forma information is presented as required by SFAS 141 regarding the presentation of any period present in the financial statements. The following selected financial information is presented as if the transaction has occurred at the beginning of each period presented, and the operations were consolidated.


                                 2002
                              ----------

Gross  Revenues               $   12,316
Net  Income                   $ (611,999)
Earnings  per  Share               (.021)


NOTE  J:  2002  RESTATEMENT

The balance sheet was restated for year-end 2002 to properly account for the acquisition of Casino Rated Players, Inc. as a reverse acquisition instead of a purchase as originally reported. The income statement was restated to remove the write off of goodwill that was recorded as part of the purchase, then written off as an impaired asset.

The net loss for year-end 2002 as restated is ($540,037) reduced from ($754,798) after the effect of the removal of the written off impaired asset, and the effect of the operations of Casino Rated Players through July 15, 2002. Total shareholders equity was unchanged, as the effect of the reverse acquisition resulted in a reduction to additional paid in capital.

NOTE  K:  SUBSEQUENT  EVENTS

1. On January 6, 2004, the Company entered into an agreement with its officers to issue restricted common stock, and options in lieu of the deferred salary owed to the officers. The board approved and authorized the issuance of $7,765,313 shares of its common stock, and granted options for and additional 3,882,656 shares, in exchange for $621,000 of deferred compensation. The stock issued is restricted for one year. The exercise price of the options are $.25, and are for a period of 5 years. The Company at December 31, 2003 has accrued the payroll tax liability for the Company's share of the payroll taxes associated with the transaction.

2. On February 18, 2004, the Company acquired all of the outstanding capital stock of Airplan, Inc. for 1,000,000 shares of the Company's common stock of which 700,000 shares are restricted. Additionally, the Company will guarantee the value of the stock given as consideration to be at least $500,000 at 180 days after closing the transaction. If the value of the stock is less than $500,000, then additional shares will be issued based on the current market value to a total of $500,000. Airplan, Inc. is involved in the wholesale and retail travel industry. The acquisition will be accounted for as a purchase of a wholly-owned subsidiary and the results of its operations will be included in the

                               INVICTA GROUP INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
================================================================================

consolidated financial statements of the Company from the date of the acquisition.

3. On January 9, 2004 the Company acquired all of the outstanding stock of ISIP Telecom, Inc. in exchange for 100,000 shares of Invicta's common stock. ISIP Telecom is a voice over internet protocol telecommunications company that will market long distance services over the internet to worldwide telephones, and will be sold to the travel industry.

NOTE  L:  GOING  CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

However, the Company has not generated any income and is unable to predict when its operations will generate income. The Company has raised over $350,000 in equity funding in 2004 and expects to be able to raise an additional $700,000 to aggressively market and staff the subsidiaries currently owned. Management plans to continue to look for acquisitions to enhance revenues and profitability. The Company is also negotiating a $6 million equity line-of-credit that will become effective when a new SEC registration is approved which should be about July, 2004. Management feels that its equity and line-of-credit funding will provide the working capital to allow it to continue as a going concern, however, there can be no assurances that additional funding will become available when required.

                          INDEPENDENT AUDITOR'S REPORT


Airplan,  Inc.
2600  Boyce  Plaza  Road
Pittsburgh,  Pennsylvania

We have audited the accompanying balance sheets of Airplan, Inc. (a Pennsylvania corporation) as of December 31, 2003 and 2002 and the related statements of income (loss) and retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Airplan, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United State of America.

Our audits were conducted for the purpose of forming an opinion on the basis financial statements taken as a whole. The supplemental schedule on page 10 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements, and in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The accompanying financial statements have been prepared assuming that the Company will continued as a going concern. As discussed in Note 7 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/  STELMACK  DOBRANSKY  &  EANNACE,  LLC
------------------------------------------
STELMACK  DOBRANSKY  &  EANNACE,  LLC




PITTSBURGH,  PENNSYLVANIA

March  18,  2004

                                  AIRPLAN,  INC.
                                 BALANCE  SHEETS
                           DECEMBER  31,  2003  AND  2002
================================================================================
                                                      2003               2002
                                                   ----------         ----------
                                     ASSETS
                                     ------
CURRENT  ASSETS
   Cash                                            $   35,625         $  163,069
   Accounts  receivable  -  shareholder               105,000            105,000
   Prepaid  expenses                                    4,089              2,978
                                                   ----------         ----------

      Total  current  assets                          144,714            271,047
                                                   ----------         ----------
PROPERTY,  PLANT  AND  EQUIPMENT
   Automobiles                                         47,582             47,582
   Computer  and  telephone  equipment                586,653            599,827
   Office  furniture  and  equipment                   50,989             57,271
   Equipment  under  capital  lease                   158,889            158,889
                                                   ----------         ----------
      Total  property,  plant  and  equipment         844,113            863,569

   Less  accumulated  depreciation
   (accumulated  depreciation  on  capital
   leases: 2003 - $96,279; 2002 - $64,501)            698,632            622,329
                                                   ----------         ----------

      Total property, plant and equipment- net        145,481            241,240
                                                   ----------         ----------

         TOTAL  ASSETS                             $  290,195         $  512,287
                                                   ==========         ==========

                    LIABILITIES  AND  SHAREHOLDER'S  EQUITY
                    ---------------------------------------

CURRENT  LIABILITIES
   Accounts  payable                               $  291,472         $  243,564
   Bank line of credit - demand (Note 4)              150,000                  0
   Loan  payable  -  shareholder  (Note  5)            69,460                  0
   Capital  lease  obligations  -  amounts  due
     within one year (Note 2)                          43,859             40,908
   Deferred  revenue                                   18,526             19,082
   Accrued  expenses
      Accrued salaries and  wages                           0             26,150
      Accrued  payroll  taxes                               0              2,740
                                                   ----------         ----------

      Total  current  liabilities                     573,317            332,444
                                                   ----------         ----------

LONG-TERM  LIABILITIES
   Capital  lease  obligations  -  amounts  due
     after one year (Note 2)                            5,692             49,441
                                                   ----------         ----------
SHAREHOLDER'S  EQUITY  (DEFICIT)
   Capital  stock,  $1  par  value  per  share,
     1,000  shares  authorized,  501  shares
     issued  and outstanding                              501                501
   Additional  paid-in  capital                        27,436             27,436
   Retained  earnings  (deficit)                     (316,751)           102,465
                                                   ----------         ----------

      Total  shareholder's  equity  (deficit)        (288,814)           130,402
                                                   ----------         ----------

         TOTAL  LIABILITIES  AND  SHAREHOLDER'S
         EQUITY                                    $  290,195         $  512,287
                                                   ==========         ==========


     See  Independent  Auditor's  Report  and  Notes to the Financial Statements
     ----------------------------------------------------------------------

                                  AIRPLAN, INC.
          STATEMENTS OF INCOME (LOSS) AND RETAINED EARNINGS (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
================================================================================
                                  2003                          2002
                               ----------                    ----------
                          AMOUNT         PERCENT       AMOUNT          PERCENT
                       ------------    -----------  ------------     -----------

SALES                  $  7,849,047       100.0%    $ 13,760,708        100.0%

COST OF SALES             7,219,657        92.0       12,494,758         90.8
                       ------------    -----------  ------------     -----------

GROSS PROFIT ON SALES       629,390         8.0        1,265,950          9.2

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES   1,049,067        13.4        1,361,394          9.9

INCOME (LOSS) FROM
OPERATIONS                 (419,677)       (5.4)         (95,444)        (0.7)

OTHER INCOME - Interest         461         0.0            9,160          0.1
                       ------------    -----------  ------------     -----------

NET  INCOME  (LOSS)        (419,216)       (5.4)%        (86,284)        (0.6)%
                       ============    ===========  ============     ===========

RETAINED EARNINGS
- Beginning of year         102,465                      426,659

LESS SHAREHOLDER
DISTRIBUTIONS                     0                     (237,910)
                       ------------    -----------  ------------     -----------

RETAINED EARNINGS
(DEFICIT)
- End of year          $   (316,751)                $    102,465
                       ============    ===========  ============     ===========


     See Independent Auditor's Report and Notes to the Financial Statements



                                  AIRPLAN, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
================================================================================
                                                      2003               2002
                                                   ----------         ----------
CASH  FLOWS  FROM  OPERATING  ACTIVITIES
   Net  income  (loss)                             $ (419,216)        $  (86,284)
   Adjustments  to  reconcile  net  income  to  net
   cash  provided  by  operating  activities:
      Depreciation                                     95,758            143,502
     (Increase)  decrease  in
         Prepaid  expenses                             (1,111)            (2,978)
         Accounts  receivable                               0           (105,000)
      Increase  (decrease)  in
         Accounts  payable                             47,908             23,788
         Deferred  revenue                               (556)            19,082
         Accrued  expenses                            (28,890)             8,763
                                                   ----------         ----------

Net  cash  provided  by  (used  in)  operating
activities                                           (306,107)               873
                                                   ----------         ----------

CASH  FLOWS  FROM  (USED  IN)  INVESTING  ACTIVITIES
   Purchase  of  fixed  assets                              0            (70,460)
                                                   ----------         ----------

CASH  FLOWS  FROM  (USED  IN)  FINANCING  ACTIVITIES
   New  borrowings:
      Bank  line  of  credit                          150,000                  0
      Shareholder  loans                               69,460                  0
      Capitalized  lease  obligations                       0             70,460
   Debt  reductions:
      Capitalized  lease  obligations                 (40,797)           (40,191)
      Distributions  to  shareholder                        0           (237,910)
                                                   ----------         ----------

Net  cash  provided  by  (used  in)  financing
activities                                            178,663           (207,641)
                                                   ----------         ----------

NET  INCREASE  (DECREASE)  IN  CASH                  (127,444)          (277,228)

CASH  -  Beginning  of  year                          163,069            440,297
                                                   ----------         ----------

CASH  -  End  of  year                             $   35,625         $  163,069
                                                   ==========         ==========


SUPPLEMENTAL  INFORMATION
   Interest  paid                                  $        0         $    7,790
   Income  taxes  paid                             $        0         $        0
   Non  cash  investing  and  financing  activities:
   Capitalized  lease  obligation  incurred  in
     connection with the acquisition of equipment  $        0         $   70,460

     See Independent Auditor's Report and Notes to the Financial Statements



                                  AIRPLAN, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
================================================================================

1.  SIGNIFICANT  ACCOUNTING  POLICIES

THE  COMPANY
------------

Airplan, Inc. was organized and incorporated under the laws of the state of Pennsylvania in July 1989. The Company is involved nationwide in the air travel business, specifically involving the overseas discount ticket market.

ACCOUNTING  METHOD
------------------

These  financial statements are prepared using the accrual method of accounting.

CASH  AND  CASH  EQUIVALENTS
----------------------------

Cash and cash equivalents consist of deposits with banks and financial institutions which are unrestricted as to withdrawal or use, and which have an original maturity of three months or less. The carrying amount approximates fair value because of the short maturity of those instruments.

USE  OF  ESTIMATES
------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and certain disclosures in the financial statements. Actual results could differ from those estimates and ultimately affect the reported amounts and disclosures in the financial statements.

FIXED  ASSETS
-------------

Fixed  assets  are  recorded  at  cost.

Major improvements and betterments to the fixed assets are capitalized. Expenditures for maintenance and repairs which do not extend the lives of the applicable assets are charged to expense as incurred. When fixed assets are sold, retired or otherwise disposed of, the cost and accumulated depreciation are removed from the respective accounts with any resulting gains or losses being reflected in income.

Depreciation is computed using the straight-line method over the following estimated useful lives:


                                             Years
                                           ---------

Office  furniture  and  equipment          7  to  10
Computer  and  telephone  equipment        5  to  10
Automobiles                                        5


                                  (Continued)

                                  AIRPLAN, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
================================================================================

1.  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED

INCOME  TAXES
-------------

The Company has elected S Corporation status for federal and Pennsylvania income tax purposes. Under S corporation status, all items of revenue, expenses, and credits will be included in the personal income tax returns of the stockholders. Accordingly, the Company will not incur federal or Pennsylvania income tax obligations, and the financial statements do not include provisions for federal or Pennsylvania income taxes.

Depreciation is computed using the various accelerated methods as allowed by the income tax regulations in effect when the property is placed in service.

CASH  FLOW  INFORMATION
-----------------------

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

CONCENTRATION  OF  CREDIT  RISK
-------------------------------

Financial instruments which potentially subject the Company to a concentration of credit risk, as defined by Financial Accounting Statement No. 105, consist principally of cash. The Company's cash accounts are maintained at a high quality financial institution. At times such accounts are in excess of FDIC insurance limits but pose no significant concentration of credit risk.

2.  CAPITAL  LEASE  OBLIGATIONS

Capital  lease  obligations  from  equipment  consists  of  the  following:


                                                      2003               2002
                                                   ----------         ----------
Capital  lease  obligation  payable  in
monthly  installments  of  $1,799,
including  interest  at  8.1%,  through
February  2005;secured  by  telephone
equipment                                          $   25,182         $   46,766

Capital  lease  obligation  payable  in
monthly  installments  of  $2,030,
including  interest  at  6.0%,  through
February  2005;  secured  by  telephone
equipment                                              26,395             50,760
                                                   ----------         ----------

Total                                                  51,577             97,526

Less  amount  representing  interest                    2,026              7,177
                                                   ----------         ----------
Present value of net minimum lease payments            49,551             90,349

Less principal amounts due within one year             43,859             40,908
                                                   ----------         ----------

Principal  amounts  due  after  one  year          $    5,692         $   49,441
                                                   ==========         ==========


                                  (Continued)

                                  AIRPLAN, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
================================================================================

2.  CAPITAL  LEASE  OBLIGATIONS,  CONTINUED

Maturities  of  the  capital  lease  obligations  are  as  follows:


      Year  Ended
     December  31,                                Amount
     -------------                               --------

          2004                                   $ 45,949
          2005                                      5,628
                                                 --------

     Total                                         51,577

Less  amounts  representing  interest               2,026
                                                 --------

Present value of net minimum lease payments      $ 49,551
                                                 ========


3.  OPERATING  LEASES

The Company conducts its operations from facilities that are leased under an operating lease which expires in April 2006 and which provides for an optional annual rental escalation percentage of 11.66%. Rental payments are $3,455 per month.

The Company also leases three automobiles under operating lease agreements which expire in 2004 and 2005.

The  future  annual  minimum  lease  obligations  are  as  follows:

 Year  Ended
December  31,                                Amount
-------------                               --------

     2004                                   $ 53,504
     2005                                     43,947
     2006                                     10,364
     2007                                          0
                                            --------

Total                                       $107,815
                                            ========


4.  BANK  LINE  OF  CREDIT

Airplan, Inc. currently has a revolving line of credit agreement totaling $150,000 with Citizens Bank that expires May 1, 2004. Borrowings under the line of credit for the years ended December 31, 2003 and 2002 amounted to $150,000 and $0, respectively. The balance is payable on demand with interest payable monthly at 4.5%. The line of credit is secured by a personal asset of the shareholder. The bank line of credit was paid off on February 16, 2004 when the shareholder loaned the Company the money to pay it off.

5.  SHAREHOLDER  NOTE  PAYABLE

Shareholder note payable represents an unsecured note payable to the shareholder and represents a direct investment into the Company for working capital from the shareholder. The note has no fixed principal repayment schedule and no interest payable.

On February 16, 2004, the shareholder loaned the Company an additional $150,000 which was used to pay off the bank line of credit.
(Continued)

                                  AIRPLAN, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
================================================================================

6.  RELATED  PARTY

The Company is related through common ownership with Fareline International, Inc.
Fareline is an agent for Airplan, Inc. and receives a commission for ticket sales. Commissions for the years ended December 31, 2003 and 2002 amounted to $10,392 and $10,581, respectively.

7.  GOING  CONCERN

As shown in the accompanying financial statements, the Company incurred net losses for the years ended December 31, 2003 and 2002 in the amount of $419,216 and $86,284, respectively. As of December 31, 2003 and 2002, the Company's current liabilities exceeded its current assets by $428,603 and $61,397, respectively. These factors, as well as uncertain conditions of the economic airline travel market create an uncertainty as to the Company's ability to continue as a going concern. Management believes that the 2003 loss was primarily the result of the Iraq war and the 2002 loss was primarily the result of September 11, 2001. Prior to 2002, the revenues and profit for the preceding three years were:


Year                       Revenues                       Net  Income
----                    --------------                    -----------

2001                    $   16,242,210                    $   348,826
2000                        19,059,230                        322,948
1999                        13,333,989                        178,950


The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Revenues through March 31, 2004 are approximately $4,221,236 which is 53% more than revenues for the same period in 2003.

8.  ACQUISITION

As of February 23, 2004, Airplan, Inc. has been purchased by Invicta Group, Inc., a NASDAQ listed company.


                                           INVICTA GROUP, INC.
                                 PROFORMA CONSOLIDATED BALANCE SHEET
                                               31-DEC-03
=====================================================================================================================

                                                                          Invicta
                                                                           Stock       Consolidation     Consolidated
                                               Invicta        Airplan     Issuance           Adj.           Totals
                                            ------------    ----------   ----------    -------------     ------------

                                     ASSETS

Cash                                            1,759.00     35,625.00                                      37,384.00
Prepaid Expense                                               4,089.00                                       4,089.00
Fixed Assets, Net                               5,132.00    145,481.00                    400,000.00       550,613.00
Intangible Assets, Net                         95,125.00                                  493,814.00       588,939.00
                                            ------------    ----------   ----------    -------------     ------------
   Total                                      102,016.00    185,195.00                    893,814.00     1,181,025.00
                                            ============    ==========   ==========    =============     ============

                        LIABILITIES & SHAREHOLDERS EQUITY

Accounts Payable & Accrued Expenses            43,689.00    291,472.00                                     335,161.00
Deferred Revenue                                             18,526.00                                      18,526.00
Notes Payable & Debentures                     54,100.00    199,551.00                                     253,651.00
Deferred Officer Comp                         668,250.00                                                   668,250.00
Notes Payable Shareholders                    344,146.00     69,460.00                                     413,606.00
                                            ------------    ----------   ----------    -------------     ------------
   Total Liabilities                        1,110,185.00    579,009.00                                   1,689,194.00

Equity Investment Airplan                                               (500,000.00)      500,000.00             0.00
Common Stock                                   34,637.00        501.00     1,000.00          (501.00)       35,637.00
Additional Paid In Capital                    815,386.00     27,436.00   499,000.00       (27,436.00)    1,314,386.00
Notes Receivable Relating to Stock Sales       (8,000.00)                                                   (8,000.00)
Retained Deficit                           (1,850,192.00)  (421,751.00)                   421,751.00    (1,850,192.00)
                                            ------------    ----------   ----------    -------------     ------------
   Total Shareholders Equity               (1,008,169.00)  (393,814.00)        0.00       893,814.00      (508,169.00)
                                            ------------    ----------   ----------    -------------     ------------
   Total                                      102,016.00    185,195.00         0.00       893,814.00     1,181,025.00
                                            ============    ==========   ==========    =============     ============



                                             INVICTA GROUP, INC.
                               PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                    FOR THE YEAR ENDING DECEMBER 31, 2003
=====================================================================================================================

                                                                                       Consolidation     Consolidated
                                            Invicta          Airplan                        Adj.            Totals
                                         ------------     ------------   ----------    -------------     ------------

Commissions Earned - Revenues                7,806.00     7,849,047.00                                   7,856,853.00
Cost of Sales                                            (7,219,657.00)                                 (7,219,657.00)
Selling, General & Adminstrative          (818,208.00)   (1,049,067.00)                  (156,000.00)   (2,023,275.00)
Asset Impairment Charge                    (95,000.00)                                                     (95,000.00)
                                         ------------     ------------   ----------    -------------     ------------
   Income (Loss) From Operations          (905,402.00)     (419,677.00)                  (156,000.00)   (1,481,079.00)

Interest Income                                                 461.00                                         461.00
                                         ------------     ------------   ----------    -------------     ------------
   Net Income (Loss)                      (905,402.00)     (419,216.00)                  (156,000.00)   (1,480,618.00)
                                         ============     ============   ==========    =============     ============

   Net Loss Per Weighted Average Share   $     (0.028)                                                   $     (0.045)
                                         ============     ============   ==========    =============     ============

Weighted Average Shares                    32,088,263                                                      33,088,263
                                         ============     ============   ==========    =============     ============

(1)  The  above  unaudited  pro  forma  financial information for the Year Ended
     12/31/03 assumes the Airplan acquisition occurred as of 01/01/03, after giving effect to certain adjustments, including amortization and depreciation based upon the adjustments to the fair values of intangibles and property, plant, and equipment acquired. The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the financial condition or the results of operations that may occur in the future or that would have occurred had the acquisition of Airplan been affected on January 1, 2003.


                                    PART II

INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM 24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE  OF  EXPENSE  AMOUNT


SEC  Registration  fee                       $   1,132.13
Accounting  fees  and  expenses                 10,000.00*
Legal  fees  and  expenses                      35,000.00*
Miscellaneous                                    5,000.00
                                             ------------
   TOTAL                                     $  51,132.13*
                                             ============

*    Estimated.

ITEM 26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     On July 1, 2001, Invicta Group issued a total of 12,500,000 founders' shares to Mr. Scott and Ms. Henze, Invicta Group's Chief Operating officer/director/founder and Vice President, respectively. No commissions or other compensation was paid for the issue of these shares. These persons were fully familiar with Invicta Group's condition and prospects and the condition and prospects of Casino Rated Players, which Invicta Group acquired simultaneously with the issuance of these shares.

     On July 15, 2002, Invicta Group issued 13,151,000 shares of common stock to all thirty-eight shareholders of Casino Rated Players, Inc. in exchange for all of the issued and outstanding shares of Casino Rated Players, Inc. and 1,000,000 to William Forhan for compensation accrued by Casino Rated Players, Inc. No commissions or other compensation was paid for the issue of these shares. Not only did these stockholders have information about Casino Rated Players, Invicta Group provided access to financial statements and other relevant information concerning Invicta Group. Invicta Group believes the shareholders had such knowledge and experience in business and financial transactions that they were able to understand and evaluate the risks and merits of the transaction.

     On July 28, 2002, Invicta Group issued 2,000,000 shares of common stock to Innovapp Inc., as consideration for Invicta Group's purchase of the ontheflyfaring software. No commission or other compensation was paid on the issue of this stock. The board of directors of Innovapp Inc. had access to financial statements and other relevant information concerning Invicta Group. Invicta Group believes Innovapp had such knowledge and experience in business and financial transactions that they were able to understand and evaluate the risks and merits of the transaction.

     During November 2001, Invicta Group issued 3,081,200 shares of common stock to thirty-seven persons, the proceeds of which were used for general working capital purposes. The prices at which the shares were issued ranged from $.10 to $1, with aggregate proceeds to Invicta Group of $188,700. Thirty-six investors were non-accredited and one was accredited.

     On December 12, 2003, Invicta Group issued a total of 2,580,000 shares of its common stock to eight individuals and two corporations, in each case the shares being issued in compensation for services. On that same date Invicta Group issued 10,000 shares to one individual in payment for computer equipment.

     On December 12, 2003, Invicta Group sold 380,000 shares and 250,000 shares of its common stock to Mr. Scott and Mr. Forhan, respectively, who are its directors and officers. The price paid for the shares was $38,000 and $55,000, respectively, in the form of conversion of loans recently made to Invicta Group.

     In February 2004, we issued 40,000 shares of common stock to an employee in consideration for the forgiveness of salary owed.

     On March 29, 2004, we issued 250,000 shares of common stock to a consultant in consideration for services provided.

     In January 2004, in consideration for the forgiveness of $220,000 in owed salary, we issued an executive 2,750,000 shares of common stock and 1,375,000 options to purchase common stock.

     In January 2004, in consideration for the forgiveness of $195,500 in owed salary we issued an executive 2,443,750 shares of common stock and 1,221,875 options to purchase common stock.

     In January 2004, in consideration for the forgiveness of $205,725 in owed salary we issued an executive 2,571,562 shares of common stock and 1,285,781 options to purchase common stock.

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     On  February  18,  2004, the Company entered into a Purchase Agreement (the
"Agreement") with John Latimer and Karen Latimer, sole stockholders of Air Plan, Inc., a Pennsylvania corporation ("Air Plan"), whereby the Company acquired all of the issued and outstanding shares of common stock of Air Plan in exchange for 1,000,000 shares of common stock of the Company. Upon the closing of the transactions contemplated by the Agreement, Air Plan became a wholly owned subsidiary of the Company.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor in May 2004 for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

     The  investors  provided  us  with  an  aggregate  of  $300,000 as follows:

-    $150,000  was  disbursed  to  us  in  May  2004;  and
- $150,000 will be disbursed upon effectiveness of this registration statement of which 50,000 will be retained for services provided to our company by various professionals.

     The debentures bear interest at 7 %, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or
(ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

     The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

     In the event that the registration statement is not declared effective by the required deadline, Golden Gate Investors, Inc. may demand repayment of the Debenture of 125% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to Golden Gate Investors, Inc. 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If Golden Gate Investors, Inc. does not elect to accelerate the debenture, we are required to immediately issue to Golden Gate Investors, Inc. 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

*    All  of  the  above offerings and sales were deemed to be exempt under rule
     506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

     Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

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ITEM 27.  EXHIBITS.

     The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Invicta Group Inc., a Nevada corporation.

Exhibit  #     Exhibit  Name
----------     -------------

3.1            Articles  of  Incorporation  of  Invicta  Group  Inc.*
3.2            Articles  of  Amendment*
3.3            Bylaws*
4.1            Securities  Purchase  Agreement  dated March 2004 entered between the  Company  and  Golden  Gate  Investors,  Inc.
4.2            Convertible  Debenture  dated  March  2004  entered  between  the
               Company  and  Golden  Gate  Investors,  Inc.
4.3            Warrant  to Purchase Common Stock dated May 2004 issued to Golden
               Gate  Investors,  Inc.
4.4            Registration  Rights  Agreement  dated March 2004 entered between
               Golden  Gate  Investors,  Inc.  and  the  Company
5.1            Sichenzia  Ross  Friedman  Ference LLP Opinion and Consent (filed herewith)
10.1           2002  Equity  Compensation  Plan*
10.2           Employment Agreement between Invicta Group and William G. Forhan*
10.3           Employment  Agreement  between  Invicta Group and R. David Scott*
10.4           Employment  Agreement  between  Invicta Group and Mercedes Henze*
10.5           Lease  for  Miami  Beach,  Florida  Office*
10.6           Stock  Purchase Agreement for the Shares of Casino Rated Players.
               Inc.*
10.7           Asset  Purchase  Agreement  with  Innovapp  Inc.*
10.8           Promissory  Note  to  William  G.  Forhan*
10.9           Notice  of  Termination  of  Consulting  Agreement  with  Frank
               Pinizzotto*
10.10          Agreement with ANC Rental Corporation regarding Alamo Car Rental*
10.11          CNG  Group  Agreement*
10.12          Air  Plan,  Inc.  Purchase  Agreement entered February 18, 2004**
14.1           Code  of  Ethics***
22             Subsidiaries  of  the  Registrant*
23.1           Consent  of  Larry  Wolfe,  CPA
23.2           Consent  of  Dreslin  Financial  Services
23.3           Consent  of  STELMACK  DOBRANSKY  &  EANNACE,  LLC
23.3           Consent  of  legal  counsel  (see  Exhibit  5.1)

* Previously filed as an exhibit to a Registration on Form SB-2, Commission File No. 333-102555
**   Previously  filed  with  Form  8-K  Current  Report  on  March  11,  2004
***  Previously  filed  with  10KSB  annual  report  on  April  19,  2004

ITEM 28.  UNDERTAKINGS.

The  undersigned  registrant  hereby  undertakes  to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

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     (iii)Include any additional or  changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Miami
Beach,  State  of  Florida,  on  May  27,  2004.

INVICTA  GROUP  INC.



By:  /s/  William  Forhan
     --------------------
     William  Forhan,  President,  CEO  and
     Director



     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                               TITLE                           DATE

/s/  William  Forhan       President, Chief Executive Officer,    May  27,  2004
--------------------       and  Director
William  Forhan


/s/  Richard  David Scott  Chief Operating Officer,               May  27,  2004
-------------------------  Chief Financial Officer
Richard  David  Scott      and  Director


/s/   Mercedes  Henze      Vice  President  and                   May  27,  2004
---------------------      Secretary
Mercedes  Henze


/s/   John  Latimer        Director                               May  27,  2004
-------------------
John  Latimer





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